UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gevo, Inc.

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345 Inverness Drive South Building C, Suite 310 Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 3, 2014

To the Stockholders of Gevo, Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of Gevo, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m. on Thursday, July 3, 2014, at the Company’s offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, for the following purposes:

1.	To elect the following three nominees as Class I members of our Board of Directors to serve for a three-year term: Ruth Dreessen, Patrick Gruber, Ph.D. and Ganesh Kishore, Ph.D.

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 250,000,000.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.	To approve, for purposes of the rules of The NASDAQ Stock Market LLC, the potential issuance of more than 19.99% of our outstanding common stock upon conversion of our 10% Convertible Senior Secured Notes due 2017.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you owned our common stock at the close of business on May 5, 2014, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Englewood, Colorado for the ten days prior to the date of the Annual Meeting for any purpose related to the meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, on or about May 23, 2014, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, which include this notice of annual meeting, our proxy statement, our annual report and a proxy card or voting instruction card. We believe that this process will allow us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this notice of annual meeting, our proxy statement, our annual report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

Brett K. E. Lund
Chief Licensing Officer, General Counsel & Secretary

May 19, 2014

Englewood, Colorado

345 Inverness Drive South Building C, Suite 310 Englewood, Colorado 80112

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of Gevo, Inc. (the “Company”) is soliciting proxies for our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 3, 2014 at 2:00 p.m. local time at our offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. Our telephone number is (303) 858-8358.

The proxy materials, including this proxy statement, our annual report and a proxy card or voting instruction card, are being distributed and made available on or about May 23, 2014. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 23, 2014 to stockholders who owned our common stock at the close of business on May 5, 2014, the record date for the Annual Meeting (the “Record Date”). Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Stockholders will also have the ability to request to receive proxy materials in printed form by mail or electronically on an ongoing basis. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

QUESTIONS AND ANSWERS

Q:	Who may vote at the meeting?

A:	Our Board has fixed May 5, 2014 as the Record Date for the Annual Meeting. Only stockholders of record at the close of business on May 5, 2014 will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of May 5, 2014, there were 68,858,219 shares of our common stock outstanding and entitled to vote at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	There are four proposals scheduled to be voted on at the meeting:

•	election of the three Class I nominees to our Board named herein to serve for a three-year term (“Proposal 1”);

•

approval of an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of our common stock from 150,000,000 to 250,000,000 (“Proposal 2”)

•	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 3”); and

•

approval, for purposes of the rules of The NASDAQ Stock Market LLC (“NASDAQ”), of the potential issuance of more than 19.99% of our outstanding common stock upon conversion of the 2017 Notes (as defined below) (“Proposal 4”).

We will also consider any other business that properly comes before the meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	What is the quorum requirement for the meeting?

A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented in person at the Annual Meeting or by proxy. At the close of business on May 5, 2014, the Record Date for the Annual Meeting, there were 68,858,219 shares of common stock outstanding. Thus, a total of 68,858,219 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 34,429,110 votes must be represented at the Annual Meeting in person or by proxy to have a quorum. The inspector of election appointed for the meeting by our Board will count the votes cast in person or by proxy at the Annual Meeting to determine whether or not a quorum is present.

Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

Both abstentions and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for the purpose of determining the presence of a quorum. Abstentions will have no effect on Proposals 1 and 4. With respect to Proposals 2 and 3, abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” such proposal. Each proposal identifies the votes needed to approve or ratify the proposed action. In the event we are unable to obtain a quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our stockholders of record and beneficial owners a Notice regarding the Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Q:	What is the frequency of the Company’s “Say-on-Pay” advisory vote?

A:	At our 2011 annual meeting of stockholders (the “2011 Annual Meeting”), we held our first advisory vote on executive compensation of our named executive officers and on the frequency of holding future advisory votes on executive compensation of our named executive officers. At the 2011 Annual Meeting, our stockholders approved the proposal to hold advisory votes on executive compensation for our named executive officers once every two years. Consistent with the preference expressed by our stockholders, our next say-on-pay advisory vote is scheduled to occur at our annual meeting of stockholders to be held in 2015. Stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote will occur no later than 2017.

Q:	What does it mean if I receive more than one Notice or package of proxy materials?

A:	If you received more than one Notice or more than one package of proxy materials, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent, American Stock Transfer & Trust Company, and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction cards that you receive with each Notice or package of proxy materials to ensure that all of your shares are voted.

Q:	How can I get electronic access to the proxy materials?

A:	You can view the proxy materials on the Internet at the website referred to in your Notice. Please have your control number available. Your control number can be found on your Notice. If you received a paper copy of your proxy materials, your control number can be found on your proxy card or voting instruction card.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	How may I vote my shares in person at the meeting?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting.

If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other agent that holds your shares, giving you the right to vote the shares at the meeting.

The meeting will be held at our offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. You can find directions to our offices on our website at http://www.gevo.com/contact.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other agent. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

By Telephone or Internet — If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, bank or other agent, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on July 2, 2014. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Q:	What happens if I do not give specific voting instructions?

A:	Registered Stockholder of Record — If, at the close of business on May 5, 2014, you are a registered stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name — If, at the close of business on May 5, 2014, you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under NASDAQ rules, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on the proposal, nor are they considered to be votes cast on the proposal. Thus, broker non-votes will not affect the outcome of Proposals 1, 3 and 4, provided a quorum is established. However, for proposals for which the required vote is based on the number of shares of common stock issued and outstanding, including Proposal 2, broker non-votes have the same effect as a vote “AGAINST” the proposal.

Q:	Which ballot measures are considered “routine” or “non-routine?”

A:	Proposal 3, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, is considered a routine matter under applicable rules. A broker, bank or other holder of record may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. Proposal 1, regarding the election of Class I directors, Proposal 2, regarding the amendment of our Certificate of Incorporation, and Proposal 4, regarding the approval, for purposes of the NASDAQ rules, of the potential issuance of more than 19.99% of our outstanding common stock, are considered non-routine matters under applicable rules. A broker, bank or other agent cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 4.

If you hold your shares in street name and you do not instruct your bank, broker, or other agent how to vote your shares on Proposals 1, 2 and 4, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted.

Q:	How can I revoke my proxy and change my vote after I return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date, by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Daylight Time on July 2, 2014 (your latest telephone or Internet proxy will be counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank or other agent, you must contact that broker, bank or other agent directly to revoke any prior voting instructions.

Q:	Who will pay the costs of this proxy solicitation?

A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we may reimburse them for their costs in forwarding the solicitation materials to such beneficial owners.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Overview

The Company’s Board presently has nine members and is divided into three classes, designated Class I, Class II and Class III. Each class consists of one-third of the total number of directors constituting the entire Board and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

At this Annual Meeting, the terms of the following Class I directors will expire: Ruth Dreessen; Patrick Gruber, Ph.D.; and Ganesh Kishore, Ph.D.

The nominating and corporate governance committee of our Board (the “Nominating and Corporate Governance Committee”) has recommended that each of Ms. Ruth Dreessen and Drs. Patrick Gruber and Ganesh Kishore be elected to serve as Class I directors at the Annual Meeting. Ms. Dreessen stands for election at this Annual Meeting. She was originally recommended by Dr. Gruber and her appointment to the Board was approved by a majority of our directors then in office, effective March 14, 2012. Drs. Gruber and Kishore stand for re-election at this Annual Meeting.

Our stockholders will vote for the three Class I nominees listed above to serve until our 2017 annual meeting of stockholders and, in each case, until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal. The members of our Board who are Class II and Class III directors will be considered for nomination for election in 2015 and 2016, respectively.

Nominees for Election as Class I Directors with Terms Expiring in 2017

Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2017 annual meeting of stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal. There are no family relationships among our directors or executive officers. If any nominee is unable or declines to serve as a director, the Board may designate another nominee to fill the vacancy and the proxy will be voted for that nominee.

Ruth I. Dreessen, age 58, has served as a director of the Company since March 2012. Ms. Dreessen has also been a director of Targa Resources Partners LP since February 2013 and of Versar, Inc. since November 2010. Since October 2010, Ms. Dreessen has served as Managing Director of Huntsman Lion Capital, LLC, formerly Lion Chemical Capital, LLC, a private equity firm focused on building a portfolio of companies operating primarily in the chemical and chemical-related industries. Ms. Dreessen previously served on the board of Better Minerals & Aggregates Corporation (USS Holdings, Inc.) from 1996 to 2007 and from 2005 to 2010, Ms. Dreessen served as Executive Vice President and Chief Financial Officer of TPC Group, Inc., a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. From 2003 to 2005, Ms. Dreessen served as Senior Vice President, Chief Financial Officer and director

(2004-2005) of Westlake Chemical Corporation. Prior to joining Westlake Chemical Corporation, Ms. Dreessen served JPMorgan Chase & Co. (formerly Chase Manhattan Corporation) in several executive positions, most recently as Managing Director, Global Chemicals Group, in Houston, Texas, where she focused on leveraged and private equity transactions in chemicals and related industries. Ms. Dreessen holds an M.S. in International Affairs from Columbia University and a B.A. in European History from New College of Florida. We believe Ms. Dreessen’s qualifications to sit on our Board include her years of experience as an executive in the chemicals industry and her experience serving on other public company boards.

Patrick R. Gruber, Ph.D., age 53, has served as Chief Executive Officer and a director of the Company since 2007. Prior to joining the Company, from 2005 to 2007 Dr. Gruber was President and Chief Executive Officer of Outlast Technologies, Inc. (“Outlast Technologies”), a technology and marketing company primarily serving the textile industry, where he was responsible for all aspects of Outlast Technologies’ business. Previously, Dr. Gruber co-founded NatureWorks LLC (formerly Cargill Dow, LLC) (“NatureWorks”) and served as Vice President, Technology and Operations, and Chief Technology Officer from 1997 to 2005, where he was responsible for all aspects of the business’ project, application and process technology development. Dr. Gruber is a member of the Bioenergy Technical Advisory Committee for the Energy Future Coalition. From 2007 to May 2012, Dr. Gruber served on the board of directors of Segetis, Inc. From 2007 to January 2012, Dr. Gruber served on the board of directors of Green Harvest Technologies, LLC and from 2007 to 2008, he served on the board of directors of Outlast Technologies. In 2011, Dr. Gruber was awarded the University of Minnesota Outstanding Achievement Award. In 2008, Dr. Gruber was awarded the first ever George Washington Carver Award, recognizing significant contributions by individuals in the field of industrial biotechnology and its application in biological engineering, environmental science, biorefining and biobased products. Dr. Gruber holds a Ph.D. in chemistry from the University of Minnesota, an M.B.A. from the University of Minnesota and a B.S. in chemistry and biology from the University of St. Thomas. We believe Dr. Gruber’s qualifications to sit on our Board include his experience as a Chief Executive Officer and business leader and his extensive experience developing and commercializing industrial biotechnology products.

Ganesh M. Kishore, Ph.D., age 60, has served as a director of the Company since 2008. Since 2011, Dr. Kishore has also served as a director of Evolva Holding SA and as a director of Kaiima, where he currently serves as a member of the advisory board and the compensation committee. He has also served as a director of Akermin LLC since 2010, where he serves as a member of the compensation committee, a director of Glori Energy since 2009, where he serves as a member of the compensation and risk committees and chair of the executive committee, and a director of Sentinext since 2013, where he serves as chairman of the board of directors and as a member of the compensation committee. Between 2002 and 2007, he served as a director of Embrex, Inc., serving as a member of the compensation committee and nominations committee during that time. Since April 2007, he has served as Chief Executive Officer of Malaysian Life Sciences Capital Fund, where he oversees fund management, investment portfolio management and governance of companies in which Malaysian Life Sciences Capital Fund has made investments. Since January 2009, he has also served as President and Chief Executive Officer of K Life Sciences, LLC where he provides advisory services to life science businesses. Between April 2007 and December 2008, Dr. Kishore served as a Managing Director of Burrill & Company, where his responsibilities included fund management, fund raising and governance of companies in which Burrill & Company invested. Prior to joining Burrill & Company, Dr. Kishore served as Chief Biotechnology Officer at E. I. du Pont de Nemours and Company (“DuPont”) from 2005 to 2007, where he was responsible for overall biotechnology leadership for DuPont’s life science businesses. Previously, he was Vice President, Technology, and Chief Technology Officer for DuPont’s Agriculture and Nutrition Division from 2002 to 2005. In his time at DuPont, Dr. Kishore focused on research and development related to biotechnology. Before joining DuPont, Dr. Kishore held several positions between 1980 and 2000 at Monsanto Company (“Monsanto”), including Co-President, Nutrition and Consumer Sector, and Assistant Chief Scientist/Chief Biotechnologist. His contributions include the discovery, development and commercialization of agricultural biotechnology products such as ROUNDUP READY SOY, the development of a manufacturing process for Nutrasweet® and aiding in transforming Monsanto into a leading food and nutrition company. Dr. Kishore co-founded the plant biotechnology and informatics company Metahelix Life Sciences Pvt Ltd. in India, Mogene LC in St. Louis, Missouri and Abunda in San Francisco, California. He serves or has served on the boards of numerous nonprofit institutions, including the School of Nutrition and Policy at Tufts University, the St. Louis RCGA and the National Research Advisory Board of Washington University at St. Louis. He is also a member of the American Association for the Advancement of Science. Dr. Kishore holds a Ph.D. in biochemistry from the Indian Institute of Science, an M.S. in biochemistry from the University of Mysore and a B.S. in physics and chemistry from the University of Mysore. We believe Dr. Kishore’s qualifications to sit on our Board include his years of experience as an executive in the field of agricultural biotechnology and his experience in advising and managing startup companies.

Vote Required and Board Recommendation

The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect each of Ms. Ruth I. Dreessen and Drs. Patrick R. Gruber and Ganesh M. Kishore as Class I directors to serve until the 2017 annual meeting of stockholders. A “plurality” means, with regard to the election of directors that the three nominees for director receiving the greatest number of “for” votes from the votes cast at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Proxies cannot be voted for a greater number of persons than three, the number of nominees named above.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES.

Incumbent Class II Directors with Terms Expiring in 2015

Carlos A. Cabrera, age 62, has served as a director of the Company since June 2010. Since December 2011, Mr. Cabrera has served as Executive Co-Chairman of Ivanhoe Energy, a publicly traded international heavy-oil development and production company. He has also served as a director of Ivanhoe Energy since May 2010. From December 2009 to November 2011, he served as President and Chief Executive Officer of the National Institute of Low Carbon and Clean Energy, or NICE, a wholly owned subsidiary of the Shenhua Group, a major Chinese coal company. At NICE, Mr. Cabrera led efforts to invent, acquire and develop technologies to reduce the environmental and climate impact of producing energy from coal. From January 2009 to July 2009, he served as Chairman of UOP LLC, a subsidiary of Honeywell International, Inc. (“UOP”). From November 2005 to January 2009, Mr. Cabrera served as UOP’s President and Chief Executive Officer, where he oversaw all of UOP’s operations and helped grow the company’s revenue from $850 million when he assumed the role of Chief Executive Officer to $2 billion in 2008. From January to October 2005, Mr. Cabrera served as UOP’s Senior Vice President, Process Technology and Equipment, where he led UOP’s development in the refining and petrochemicals sectors. Mr. Cabrera’s previous roles at UOP include Senior Vice President, Process Technology and Equipment, Senior Vice President, Refining and Petrochemicals, Vice President, Corporate Business Development and Ventures, and Vice President and General Manager, Refining. Mr. Cabrera holds an M.B.A. in business from the University of Chicago and a B.S. in chemical engineering from the University of Kentucky. We believe Mr. Cabrera’s qualifications to sit on our Board include his broad technical and management experience in the refining, chemicals and fuels industries and his experience structuring joint ventures and leading acquisition activities in these fields.

Stacy J. Smith, age 51, has served as a director of the Company since June 2010. Since November 2011, Mr. Smith has also served as a director of Autodesk, Inc. Mr. Smith currently serves as Executive Vice President at Intel Corporation (“Intel”), a position he has held since 2010, as well as Chief Financial Officer, a position he has held since 2007, and director of Corporate Strategy. Previously, he was Intel’s Assistant Chief Financial Officer from 2006 to 2007, and Vice President, Finance and Enterprise Services and Chief Information Officer from 2004 to 2006, where he was responsible for Intel’s Information Technology Group. From 2002 to 2004, Mr. Smith was Intel’s Vice President, Sales and Marketing Group, and General Manager of Intel Europe, Middle East and Africa, where he was responsible for product sales and marketing across that region. Before then, he served in various finance positions at Intel, where he has been employed since 1988, working in the U.S., Asia, Europe and Latin America. Mr. Smith holds an M.B.A. in finance from the University of Texas and a B.A. in finance from the University of Texas. Mr. Smith brings global business leadership experience to our Board from his current position as Executive Vice President and Chief Financial Officer of Intel. We believe that Mr. Smith’s qualifications to sit on our Board include his experience serving for over 20 years in various finance and senior management positions for Intel and his experience overseeing and advising on strategy and financial matters, including financial reporting.

Samir Kaul, age 40, has served as a director of the Company since March 2013. Mr. Kaul has been a General Partner at Khosla Ventures, a venture capital firm with a substantial focus on clean technologies, since February 2006. Previously, Mr. Kaul was a member of Flagship Ventures, a venture capital firm, from 2002 to May 2006. Prior to Flagship, Mr. Kaul worked at The Institute for Genomic Research. Mr. Kaul currently serves on the board of directors of KiOR, Inc., as well as the boards of directors of several private companies, and he previously served on the board of directors of Amyris, Inc. from 2006 to 2012. Mr. Kaul holds a B.S. in Biology from the University of Michigan, an M.S. in Biochemistry from the University of Maryland and an M.B.A from Harvard Business School. We believe that Mr. Kaul’s qualifications to sit on our Board include his wide-ranging experience in clean technology companies and insight in the management of startup companies and the building of companies from early stage to commercial scale.

Incumbent Class III Directors with Terms Expiring in 2016

Shai Weiss, age 46, has served as a director of the Company since 2007 and was appointed chairman of our Board in September 2010. Mr. Weiss led the formation of Virgin Green Fund I, L.P. (“Virgin Green Fund”), where he has been a partner since 2007. Prior to forming Virgin Green Fund, he held several management positions at ntl:Telewest (now Virgin Media, Inc.), including Managing Director of Consumer Products from 2004 to 2006, Integration Director for the merger between ntl, Inc. and Telewest Global, Inc. from 2005 to 2006, Director of Operations for the ntl Group from 2003 to 2004 and Director of Financial Planning for the Consumer division from 2002 to 2003. In his work as Managing Director of Consumer Products, Mr. Weiss was responsible for the development of internet, telephone and television for the consumer division and the Virgin.net broadband internet service provider. As director of operations for the ntl Group, he was responsible for major operational and business development projects, joint ventures and development of relationships with strategic partners. Prior to joining ntl:Telewest, Mr. Weiss organized the European office of the early-stage technology venture fund Jerusalem Venture Partners, L.P. in 2000, and was an associate with Morgan Stanley’s hi-tech mergers and acquisitions and corporate finance teams from 1997 to 2000. Mr. Weiss holds an M.B.A. from Columbia University and a B.B.A. from City University of New York, Baruch College in business and finance. We believe Mr. Weiss’s qualifications to sit on our Board include his extensive experience as a business leader and venture capitalist and his experience in advising growth-focused companies with respect to strategic direction and business transactions.

Gary W. Mize, age 63, has served as a director of the Company since September 2011. Since October 2009, Mr. Mize has held the position of partner and owner at MR & Associates. Mr. Mize served as President of Rawhide Energy LLC, an ethanol company, from April 2007 to April 2009. Mr. Mize also served as non-executive Chairman at Ceres Global AG, a Canadian public company that serves as a vehicle for agribusiness investments, from December 2007 to April 2010, and has served as an independent director of Ceres Global AG and a member of its audit committee since October 2013. Mr. Mize has also served Noble Group, Hong Kong, as Global Chief Operating Officer and Executive Director from July 2003 to December 2005 and as Non-Executive Director from December 2005 to December 2006. Previously, he was President of the Grain Processing Group at ConAgra Foods, Inc., President and Chief Executive Officer of ConAgra Malt and held various positions at Cargill, Inc. Mr. Mize holds a B.A. in Business and Marketing from Michigan State University. Mr. Mize brings international business experience to the Board having previously held expatriate positions in Switzerland, Brazil and Hong Kong. We believe Mr. Mize’s qualifications to sit on our Board include his international experience, coupled with more than 35 years of experience in agribusiness.

Bruce A. Smith, age 70, has served as a director of the Company since June 2010. Since January 2012, Mr. Bruce Smith has also served as a director of Ventech Engineers, Inc., a fully integrated engineering and procurement services company for the petroleum industry. In addition, since December 2011, he has served as a director and Chief Executive Officer of One Cypress Energy, a private crude logistics and marketing company. Since July 2010, he has also served as a member of the supervisory board of LyondellBasell Industries N.V., a publicly traded independent chemical company. Mr. Bruce Smith served as Chairman of Tesoro Corp. (“Tesoro”) from 1996 until June 2010, and from 1995 until May 2010 he served as Tesoro’s President and Chief Executive Officer. Between 1992 and 1995, Mr. Bruce Smith held positions as Tesoro’s Chief Operating Officer, Executive Vice President, Exploration and Production, and Chief Financial Officer. Under Mr. Bruce Smith’s leadership, Tesoro went from a small integrated oil company to a Fortune 100 refining and marketing company with a global supply chain and 650,000 barrels per day of production in the western U.S. From March 2002 to February 2008, Mr. Bruce Smith also served as a director of Noble Energy Corp., a publicly traded oil exploration and production company, where he served on the audit, compensation and corporate governance and nominating committees, including service as chair of the audit committee in 2005 and 2006 and chair of the compensation committee in 2003 and 2004. Mr. Bruce Smith holds an M.B.A. in finance from the University of Kansas and a B.A. in biology from Westminster College. We believe Mr. Bruce Smith’s qualifications to sit on our Board include his extensive senior leadership experience in the refining and marketing industry, his substantial management background and his previous experience serving as a director and chairman of the audit and compensation committees of a publicly traded company.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board has voted to recommend to the stockholders that the Company amend its Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000 shares.

The Company is currently authorized to issue 150,000,000 shares of common stock, $0.01 par value per share, of which 68,858,219 are issued and outstanding as of April 30, 2014 and an additional 40,546,763 are reserved for issuance as of such date. The following table reflects the number of authorized, outstanding, reserved and unreserved shares of common stock as of April 30, 2014(1):

Number of Common Shares
Total Authorized Shares of Common Stock	150,000,000
Less: Issued and Outstanding Shares of Common Stock	68,858,219

Shares of Common Stock Available for Future Issuance	81,141,781

Common Stock Reserved for Future Issuance
Common Stock Warrants	22,563,748
Conversion of Convertible Senior Notes	4,725,514
Settlement of Coupon Make-Whole Payments(2)	6,356,726
2006 Omnibus Securities and Incentive Plan	1,612,589
2010 Stock Incentive Plan	4,153,070
Employee Stock Purchase Plan	1,183,371

Total Outstanding Common Shares and Common Shares Reserved	109,453,237

Unreserved Common Shares Available for Issuance	40,546,763

(1)	This table does not take into account any shares reserved for issuance in connection with the Loan Agreements (as defined in Proposal 4 below) which were entered into by the Company in May 2014.
(2)	The agreements governing our indebtedness may prohibit us from making cash payments in respect of any Coupon Make-Whole Payments due upon a conversion of our outstanding Convertible Senior Notes, as described below in the section entitled “Convertible Debt.”

Text of the Proposed Amendment

We propose to amend and restate the first paragraph of the FOURTH article of the Certificate of Incorporation to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 260,000,000, of which 250,000,000 shares shall be Common Stock, having a par value of $0.01 per share (the “Common Stock”), and 10,000,000 shares are Preferred Stock, having a par value of $0.01 per share (the “Preferred Stock”).”

Purpose of the Proposed Amendment

The Board believes that the proposed increase in the number of authorized shares of common stock is in the best interests of our Company and our stockholders. The Board believes that the authorized common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board.

These purposes may include, among others, the issuance of common stock to: (i) facilitate raising capital through the sale of stock and instruments convertible into shares of common stock; (ii) make Coupon Make-Whole Payments (as defined below) in common stock as allowed under our 7.5% convertible notes due 2022 (the “Convertible Notes”); (iii) settle conversions of the Convertible Notes, if any, and exercises of outstanding warrants; (iv) settle conversions of the 2017 Notes, if any, and make Make-Whole Payments (as defined in Proposal 4) in common stock in connection therewith; (v) facilitate potential mergers or acquisitions; and/or (vi) attract or retain valuable employees through the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board, however, considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

Potential Effects of the Proposed Amendment

Following the increase in authorized shares, each share of authorized common stock will have the same rights and privileges as each share of existing common stock. The issuance of additional common stock, whether before or after the increase in authorized shares, will decrease the percentage ownership of us by our existing stockholders and, depending upon the price at which such shares are issued, could be dilutive to existing stockholders. The availability of the additional shares resulting from the increase in authorized shares could have an anti-takeover effect by making it more difficult and less desirable for a third party to seek to gain control of the Company.

Timing of the Proposed Amendment

If the proposed amendment to increase the number of authorized shares of our common stock is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. If the proposed amendment is not approved by our stockholders, the number of authorized shares of common stock will remain unchanged.

Convertible Debt

In July 2012, we sold $45.0 million in aggregate principal amount of Convertible Notes, with net proceeds of $40.9 million. The Convertible Notes bear interest at 7.5% which is to be paid semi-annually in arrears on January 1 and July 1 of each year commencing on January 1, 2013. The Convertible Notes will mature on July 1, 2022, unless earlier repurchased, redeemed or converted.

The Convertible Notes are convertible at an initial Conversion Rate of 175.6697 shares of our common stock per $1,000 principal amount of Convertible Notes, subject to adjustment in certain circumstances as described in the indenture governing our Convertible Notes (the “Indenture”). This is equivalent to an initial Conversion Price of approximately $5.69 per share of common stock. If a Make-Whole Fundamental Change (as defined in the Indenture) occurs and a holder elects to convert its Convertible Notes prior to July 1, 2017, the Conversion Rate will increase based upon reference to the table set forth in Schedule A of the Indenture. In no event will the Conversion Rate increase to more than 202.0202 per $1,000 principal amount of Convertible Notes. Holders may convert the Convertible Notes at any time prior to the close of business on the third business day immediately preceding the maturity date of July 1, 2022.

If a holder elects to convert its Convertible Notes prior to July 1, 2017, such holder shall be entitled to receive, in addition to the shares of common stock due upon such conversion, a payment (the “Coupon Make-Whole Payment”) equal to the sum of the present values of the number of semi-annual interest payments that would have been payable on the Convertible Notes that a holder has elected to convert from the last day through which interest was paid up to but excluding July 1, 2017, computed using a discount rate of 2%. We may pay any

Coupon Make-Whole Payment either in cash or in shares of our common stock at our election. If we elect to pay in common stock, the stock will be valued at 90% of the average of the daily volume weighted average prices of our common stock for the 10 trading days preceding the date of conversion. The agreements governing our indebtedness, including our secured indebtedness with TriplePoint Capital Partners LLC (“TriplePoint”), may prohibit us from paying, repurchasing or redeeming the Convertible Notes or making cash payments in respect of any Coupon Make-Whole Payment upon a conversion. Hence, we may be unable to make such payment in cash in periods when we have indebtedness outstanding with such lenders. As of April 30, 2014, we would be obligated to issue 4,725,514 shares of common stock upon the conversion of the entire outstanding principal amount of Convertible Notes and an additional 6,356,726 shares associated with settlement of the Coupon Make-Whole Payments that would become due in connection with such conversion. At April 30, 2014, total principal and final payments outstanding to TriplePoint were approximately $10.8 million.

During the year ended December 31, 2013, certain holders of the Convertible Notes elected to convert bonds totaling $18.1 million, reducing the outstanding principal balance of the Convertible Notes to $26.9 million. Upon conversion of the $18.1 million principal amount of Convertible Notes, the holders of such Convertible Notes received 3,179,608 shares of common stock. In addition, such holders also received 2,957,775 shares of common stock in settlement of the $4.9 million of Coupon Make-Whole Payments due in accordance therewith.

On May 9, 2014, the Company entered into the Loan Agreements (as defined in Proposal 4) pursuant to which the Company may initially issue up to approximately $63.1 million in aggregate principle amount of 2017 Notes which would be convertible into shares of the Company’s common stock. The terms of the Loan Agreements and the 2017 Notes are described in greater detail in Proposal 4 below.

Under the terms of the Loan Agreements, there are consequences to the Company if the stockholders do not approve this Proposal 2, including:

•

The Senior Loan (as defined in Proposal 4 below) is exchangeable into the 2017 Notes in the sole discretion of the Lenders (as defined in Proposal 4 below). Without stockholder approval of this Proposal 2, the number of authorized and unreserved shares of our common stock available for issuance will not be sufficient to support full conversion of the 2017 Notes (assuming that the full initial $63.1 million aggregate principal amount of the 2017 Notes is issued). Therefore, absent stockholder approval of this Proposal 2, the Lenders’ ability to convert the 2017 Notes into shares of common stock will be limited. Any limitation on the Lenders’ ability to convert the 2017 Notes into shares of common stock could negatively impact their decision to exchange the Senior Loan for 2017 Notes. The Senior Loan carries a 5.0% higher interest rate than the 2017 Notes, and does not contain a conversion feature, which means that the outstanding principal amount of the Senior Note and any accrued interest thereon must be paid by the Company in cash;

•

The Lender Option (as defined in Proposal 4 below) to purchase up to an additional $32.0 million of 2017 Notes is exercisable in the sole discretion of the Lenders. As indicated above, absent stockholder approval of this Proposal 2, the Lenders’ ability to convert the 2017 Notes that they receive upon exercise of the Lender Option could be limited. Any limitation on the Lenders’ ability to convert the 2017 Notes into shares of common stock could negatively impact their decision to exercise the Lender Option and provide the Company with additional capital;

•

If the stockholders do not vote in favor of this Proposal 2, the Company will lose its ability to use its common stock to satisfy any Make-Whole Payments triggered upon conversion of the 2017 Notes. The Company will be required to pay all such Make-Whole Payments in cash; and

•

Under the terms of the Loan Agreements, under certain circumstances, if the stockholders do not vote in favor of this Proposal 2, the Board will be required to include this proposal in its proxy statement for the Company’s next scheduled annual meeting and incur the costs associated therewith.

Warrants

In January 2008, prior to our initial public offering on February 14, 2011, we issued warrants to purchase shares of preferred stock to our affiliate, Virgin Green Fund, in conjunction with entering into a bridge financing agreement. Upon the closing of our initial public offering, the preferred stock warrants were automatically converted to warrants to purchase common stock. The warrants have an expiration date of February 13, 2016. Virgin Green Fund holds 28,786 warrants with an exercise price of $5.48 per share.

On September 18, 2009, we formed Gevo Development, LLC (“Gevo Development”) to finance and develop biorefineries through joint venture, tolling arrangements or direct acquisition. Gevo Development became a wholly owned subsidiary of Gevo, Inc. on September 22, 2010. In connection with the formation of Gevo Development, we granted CDP Gevo, LLC, the then sole owner of the Class B interests in Gevo Development, 858,000 warrants to purchase shares of our common stock with an exercise price of $2.70 per share. The warrants have an expiration date of September 21, 2016. As of the Record Date, 812,771 of these warrants remain outstanding.

Upon entering into various secured debt arrangements with TriplePoint, we issued warrants to purchase shares of our common stock in the following amounts:

•

in August 2010, we issued TriplePoint 199,999 warrants to purchase shares of our common stock in connection with our borrowing of $5 million and TriplePoint’s commitment to provide a borrowing facility of $12.5 million for the purpose of acquiring an ethanol facility in Luverne, Minnesota. The warrants, which were amended in December 2013 in connection with our issuance of common stock units, have an exercise price of $1.18 per share and an expiration date of August 5, 2017; and

•

in October 2011 and January 2012, we issued TriplePoint an aggregate of 188,442 warrants to purchase shares of our common stock in connection with our borrowing up to a total of $15 million for the retrofit of the Agri-Energy Facility to isobutanol production. The warrants, which were amended in December 2013 in connection with our issuance of common stock units, have an exercise price of $1.18 and an expiration date of October 20, 2018.

In December 2013, we sold 21,303,750 common stock units at an offering price of $1.35 per common stock unit in a firm commitment underwritten public offering which resulted in net proceeds of $26.8 million. Each common stock unit consisted of one share of our common stock and a warrant to purchase one share of our common stock (each a “Warrant”). The Warrants have an exercise price of $1.85 per share and an expiration date of December 16, 2018. A holder of Warrants may exercise the Warrants through a cashless exercise if, and only if, we do not have an effective registration statement then available for the issuance of the shares of our common stock. The exercise price and the number and type of securities purchasable upon exercise of Warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events.

Vote Required and Board Recommendation

Approval of this amendment to our Certificate of Incorporation will require the affirmative vote of the holders of a majority of the common stock issued and outstanding and entitled to vote as of the Record Date. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 250,000,000.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board (the “Audit Committee”) has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2014, and urges you to vote for ratification of Deloitte & Touche LLP’s appointment. Deloitte & Touche LLP has audited our financial statements since fiscal year 2008. Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our amended and restated bylaws (“Bylaws”) or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed or accrued for professional services rendered by Deloitte & Touche LLP during the last two fiscal years:

Type	2013	2012
Audit Fees	$415,000	$425,000
Audit Related Fees	—	—
Tax Fees	25,000	27,790
All Other Fees	—	—

Total Fees	$440,000	$452,790

Audit Fees — This category includes the aggregate fees billed or accrued for each of the last two fiscal years for professional services rendered by the independent auditors for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Registration Statement on Form S-3 and quarterly reports filed with the SEC and services that are normally provided by the independent auditors in connection with other statutory and regulatory filings made by the Company during those fiscal years.

Tax Fees — This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

Audit Committee’s Pre-Approval Policies and Procedures

Before our independent registered public accounting firm is engaged by us to render audit or non-audit services, each such engagement is approved by our Audit Committee. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our Audit Committee may delegate the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm to one or more subcommittees (including a subcommittee consisting of a single member). Any approval of services by a subcommittee of our Audit Committee pursuant to this delegated authority is reported at the next meeting of our Audit Committee.

Vote Required and Board Recommendation

Stockholder ratification of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote and will therefore have the same effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

PROPOSAL 4

APPROVAL, FOR PURPOSES OF THE NASDAQ RULES, OF THE

POTENTIAL ISSUANCE OF MORE THAN 19.99% OF THE

COMPANY’S OUTSTANDING COMMON STOCK

Overview

On May 9, 2014, the Company entered into a Term Loan Agreement and an Exchange and Purchase Agreement (together, the “Loan Agreements”) with the lenders party thereto from time to time (each, a “Lender” and collectively, the “Lenders”) and Whitebox Advisors, LLC, a Delaware limited liability company, as administrative agent for the Lenders (“Whitebox”), pursuant to which the Lenders agreed to provide one or more senior secured term loans to the Company in an aggregate amount of up to approximately $25.9 million (collectively, the “Senior Loan”). Pursuant to the terms of the Loan Agreements, the Lenders have the right (the “Exchange Option”), subject to certain conditions, to exchange all or a portion of the Senior Loan, which carries interest at a rate of 15.0% per year, for the Company’s newly created 10.0% Convertible Senior Secured Notes due 2017 (the “2017 Notes”), which are convertible into shares of the Company’s common stock. The Loan Agreements also provide the Company with an option (the “Put Option”), subject to certain conditions and for a limited period of time following the date of such Loan Agreements, to require the Lenders to provide the Company with an additional $5.2 million in capital by means of (a) an additional senior secured loan that is also exchangeable into the 2017 Notes, (b) the purchase by the Lender of additional 2017 Notes or (c) a combination of the loan and the 2017 Notes. Under certain circumstances and subject to certain limitations, the Company may require the Lenders to convert the 2017 Notes into shares of the Company’s common stock (the “Mandatory Conversion”). The Loan Agreements also provide the Lenders with an option (the “Lender Option”), subject to certain conditions, to purchase up to an additional $32.0 million aggregate principal amount of 2017 Notes.

The Board recommends that you vote “FOR” the issuance of more than 19.99% of the Company’s outstanding common stock pursuant to the 2017 Notes. In the course of reaching its decision, the Board considered a number of factors, including, among others:

•

The Senior Loan is exchangeable into the 2017 Notes in the sole discretion of the Lenders. Without stockholder approval, the Lenders’ ability to receive interest Make-Whole Payments (as defined below) upon conversion of the 2017 Notes will be limited, as described below. Any limitation on the Lenders’ ability to receive Make-Whole Payments upon conversion could negatively impact their decision to exchange the Senior Loan for 2017 Notes. The Senior Loan carries a 5.0% higher interest rate than the 2017 Notes, and does not contain a conversion feature, which means that the outstanding principal amount of the Senior Note and any accrued interest thereon must be paid by the Company in cash;

•

The Lender Option to purchase up to an additional $32.0 million of 2017 Notes is exercisable in the sole discretion of the Lenders. As described below, absent stockholder approval, the Lenders’ ability to receive Make-Whole Payments upon conversion of the 2017 Notes would be limited. Any limitation on the Lenders’ ability to receive Make-Whole Payments upon such conversion could negatively impact their decision to exercise the Lender Option and provide the Company with additional capital; and

•	If the stockholders do not vote in favor of this Proposal 4, the Company will lose its ability to force a Mandatory Conversion of the 2017 Notes.

In the course of reaching its decision, the Board also considered a number of potentially negative factors including, among others, the potential dilution to existing stockholders that would result from a full conversion of the 2017 Notes. The potential dilution and impact of the 2017 Notes on existing stockholders is discussed further below under the heading “Potential Adverse Effects of the Issuance – Dilution and Impact of the 2017 Notes on Existing Stockholders”.

Terms of the 2017 Notes

The maximum aggregate principal amount of 2017 Notes the Company anticipates it could initially issue to the Lenders pursuant to the Loan Agreements is approximately $63.1 million (assuming full exercise of the Put Option and the Lender Option). However, under certain circumstances the Company will have the option to pay a portion of the interest due on the 2017 Notes by either (a) increasing the principal amount of the 2017 Notes by the amount of interest then due or (b) issuing additional 2017 Notes with a principal amount equal to the amount of interest then due (interest paid in the manner set forth in clause (a) or (b) being referred to as “PIK Interest”). In the event the Company pays any portion of the interest due on the 2017 Notes as PIK Interest, the maximum aggregate principal amount of 2017 Notes that could be convertible into shares of the Company’s common stock will be increased. Additional shares of the Company’s common stock may also become issuable pursuant to the 2017 Notes in the event the Company is required to make certain Make-Whole Payments (as defined below).

The terms of the 2017 Notes are to be set forth in an indenture to be entered into among the Company, the guarantors named on the signature pages thereto and Wilmington Savings Fund Society, FSB, as trustee (the “2017 Notes Indenture”). The 2017 Notes will have a conversion price (the “Conversion Price”) equal to $1.1584 per share (which is the lesser of (a) $1.49 and (b)(i) the volume-weighted, average trading price of the Company’s common stock for the five consecutive trading days immediately following the closing date of the Loan Agreements (calculated by dividing the total value by the total volume of securities traded), plus (ii) an amount equal to 15% of such price). The 2017 Notes will not contain any anti-dilution adjustments for future equity issuances that are below the Conversion Price, and adjustments to the Conversion Price would be made only in the event that there is a dividend or distribution paid on shares of the Company’s common stock or a subdivision, combination or reclassification of the Company’s common stock.

The 2017 Notes will provide for certain make-whole payments (the “Make-Whole Payments”) to be made by the Company to the Lenders as follows: (a) each Lender who exercises its option to voluntarily convert any of its 2017 Notes will receive a make-whole payment for the converted 2017 Notes in an amount equal to any unpaid interest that would otherwise have been payable on such 2017 Notes through the applicable maturity date (a “Voluntary Conversion Make-Whole Payment”), payable as described below under the heading “Impact of Stockholder Approval”; (b) each Lender whose 2017 Notes are converted in a Mandatory Conversion will receive a make-whole payment for the converted 2017 Notes in an amount equal to any unpaid interest that would have otherwise been payable on such 2017 Notes through the applicable maturity date (a “Mandatory Conversion Make-Whole Payment”), payable as described below under the heading “Impact of Stockholder Approval”; and (c) each Lender who exercises its option to require the Company to repurchase any or all of such Lender’s 2017 Notes upon the occurrence of a Fundamental Change (as defined in the 2017 Notes Indenture) will receive a cash make-whole payment for the repurchased 2017 Notes in an amount equal to any unpaid interest that would otherwise have been payable on such 2017 Notes through the applicable maturity date.

We currently intend to use the net proceeds from the Senior Loan to repay existing secured loans, for working capital and general corporate purposes, and, if applicable, to pay certain fees in connection with the Loan Agreements. Stockholders should understand that we have wide discretion over the use of the net proceeds from the Senior Loan.

Impact of the NASDAQ Rules

NASDAQ Listing Rule 5635(d) (“Rule 5635(d)”) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) equal to 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of our common stock on the date of entry into a definitive agreement providing for the transaction.

Based on the Conversion Price of $1.1584 per share and assuming the issuance of the full initial $63.1 million aggregate principal amount of 2017 Notes issuable under the Loan Agreements (without giving effect to any PIK Interest), the issuance of the 2017 Notes would involve the issuance of securities convertible into 20% or more of our outstanding common stock. Although the Conversion Price exceeds the greater of the book or market value of our common stock on May 8, 2014, the last trading date immediately preceding the date of the Loan Agreements, NASDAQ has interpreted the inclusion of features such as the Make-Whole Payments in convertible securities as effectively reducing the conversion price of such securities. Accordingly, even though the Conversion Price exceeds the greater of the book or market value of our common stock on May 8, 2014 (an “At-the-Market Price”), we have determined that the existence of the Make-Whole Payments will cause the 2017 Notes and the potential issuance of our common stock upon conversion of the 2017 Notes to be issued at an effective conversion price equal to less than the greater of the book or market value of our common stock on May 8, 2014 (a “Below Market Price”), thus requiring stockholder approval pursuant to Rule 5635(d).

Impact of Stockholder Approval

Based upon the above, the Lenders have agreed that if this Proposal 4 is not approved by our stockholders, (i) there will be no Voluntary Conversion Make-Whole Payments or Mandatory Conversion Make-Whole Payments applicable to the 2017 Notes (in order to avoid any effective reduction to the Conversion Price to a Below-Market Price), and (ii) the Company will not be permitted to effect a Mandatory Conversion. Regardless of the outcome of this Proposal 4, each Lender has agreed not to convert its 2017 Notes into shares of our common stock to the extent that, after giving effect to such conversion, the number of shares of our common stock beneficially owned by such Lender and its affiliates would exceed 4.99% of our common stock outstanding at the time of such conversion; provided that a Lender may, at its option and upon 61 days’ prior notice to the Company, increase such threshold to 9.99% (the “9.99% Ownership Limitation”). Subject to the foregoing limitations, the 2017 Notes will be convertible into shares of our common stock at any time.

We have no control over whether the Lenders will convert all or any portion of the 2017 Notes into shares of our common stock. However, in order to give effect to the Make-Whole Payments and retain our Mandatory Conversion rights, we are seeking stockholder approval, in accordance with Rule 5635(d), of the issuance of more than 19.99% of our outstanding common stock to the Lenders upon conversion of the 2017 Notes issuable under the Loan Agreements, at a Conversion Price equal to less than the greater of the book or market value of our common stock on May 8, 2014.

The foregoing description of the Loan Agreements and the 2017 Notes issuable thereunder are summaries and do not purport to be complete. Stockholders should read the full text of the Loan Agreement and the Exchange and Purchase Agreement, which will be included as exhibits to the Company’s Current Report on Form 8-K to be filed with the SEC, for a more detailed account of the terms and conditions. Copies of these documents are also available from us upon request.

Potential Adverse Effects of the Issuance — Dilution and Impact of the 2017 Notes on Existing Stockholders

The conversion of all or any portion of the 2017 Notes into shares of our common stock could have a dilutive effect on our current stockholders in that the percentage ownership of the Company held by our current stockholders would decline as a result of the issuance of additional shares of our common stock upon conversion of the 2017 Notes. As a result, our current stockholders would own a smaller proportionate interest in the Company and therefore have less ability to influence corporate decisions requiring stockholder approval. The issuance of shares of our common stock upon conversion of the 2017 Notes could also have a dilutive effect on our book value per share and on any future earnings per share, and the sale or any resale of such shares could cause prevailing market prices for our common stock to decline.

Because of the conversion price adjustments that will be contained in the 2017 Notes Indenture, and the uncertainty regarding the aggregate principal amount of 2017 Notes that may be issued to the Lenders, the exact magnitude of the dilutive effect of the 2017 Notes cannot be conclusively determined but may be material to our current stockholders. By way of example, based on a Conversion Price of $1.1584, and assuming that the full initial $63.1 million aggregate principal amount of 2017 Notes is issued, up to a maximum of 54,461,398 shares of our common stock would be issuable upon conversion of the 2017 Notes (without giving effect to any PIK Interest or Make-Whole Payments). Based on the 68,858,219 shares of our common stock outstanding as of April 30, 2014, the shares issued upon conversion of the 2017 Notes would represent approximately 44% of our outstanding common stock (after giving effect to such conversion).

Consequences of Not Receiving Stockholder Approval

If the stockholders do not approve this proposal, the Lenders will be permitted to convert the full principal amount outstanding under the 2017 Notes into shares of our common stock, subject only to the 9.99% Ownership Limitation (which, for the avoidance of doubt, represents an ownership limitation, not a conversion limitation). However, the Lenders will not have the ability to receive any cash or stock Make-Whole Payments upon a conversion of their 2017 Notes into shares of the Company’s common stock and the Company will be unable to effect a Mandatory Conversion. These consequences are summarized below:

	Stockholder Approval Received	No Stockholder Approval
At-the-Market Price

1. Make-Whole Payments apply

2. Voluntary Conversion Make-Whole Payment can be made in stock or cash at the Company’s option; provided that Proposal 2 is also approved

3. Mandatory Conversion is permitted

4. Mandatory Conversion Make-Whole Payment can be made in stock or cash at the Company’s option; provided that Proposal 2 is also approved

5. 19.99% Limitation does not apply

1. No Make-Whole Payments Upon Conversion 2. No Mandatory Conversion 3. 19.99% Limitation does not apply

Each of the Exchange Option and the Lender Option is exercisable in the sole discretion of the Lenders. Accordingly, any limitation on the Lenders’ ability to receive Make-Whole Payments upon conversion of the 2017 Notes could negatively impact a Lender’s decision of whether or not to exercise the Exchange Option or the Lender Option, thereby limiting our ability to access the full amount of the funds potentially available to us under the Loan Agreements and potentially having a negative cash impact on the Company. In order to raise additional capital necessary to run our business, we would have to identify new opportunities and negotiate alternative arrangements, which may not be available on favorable terms or at all. Failure to raise additional capital would have a material adverse effect on our business, results of operations and future prospects.

Vote Required and Board Recommendation

The approval of the potential issuance of more than 19.99% of our outstanding common stock upon conversion of the 2017 Notes (including any shares of our common stock issued in satisfaction of the Make-Whole Payments), at a Conversion Price equal to less than the greater of the book or market value of our common stock on May 8, 2014, requires the affirmative vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, FOR PURPOSES OF NASDAQ RULES, OF THE POTENTIAL ISSUANCE OF MORE THAN 19.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK UPON CONVERSION OF THE 2017 NOTES.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Business Conduct and Ethics described below may be viewed on our website at http://ir.gevo.com under the heading “Corporate Governance.” Alternately, you can request a copy of any of these documents free of charge by writing to our Secretary, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112.

Our Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.gevo.com under the heading “Corporate Governance.” These guidelines, which provide a framework for the conduct of our Board’s business, provide:

•	that the Board’s principal responsibility is to oversee the management of the Company;

•	criteria for Board membership;

•	that a majority of the members of the Board shall be independent directors;

•	limits on a Board member’s service on boards of directors of other public companies;

•	for the appointment of a lead independent director;

•	that the independent directors meet regularly in executive session;

•	that at least annually, the Board and its committees will conduct a self-evaluation; and

•	that directors have complete access to all officers and employees.

Independence of Directors

As required by the listing standards of NASDAQ, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.

Our Board has unanimously determined that eight of our current directors, constituting a majority of the Board, are “independent” directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors has a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us). In addition, based upon such standards, the Board determined that Dr. Patrick Gruber, who currently serves as a Class I director, is not “independent” because he is our Chief Executive Officer.

Board Leadership Structure

The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Mr. Shai Weiss is the Chairman of our Board and Dr. Patrick Gruber is our Chief Executive Officer. Mr. Weiss was originally elected to the Board in 2007 as the designee of Virgin Green Fund pursuant to the terms of our Certificate of Incorporation, as in effect at that time, and was subsequently elected to the Board by our stockholders at the 2013 annual meeting of stockholders. The Board believes that the current structure of a separate Chairman of the Board and Chief Executive Officer is the optimum structure for the Company at this time.

Board’s Role in Risk Oversight

The risk oversight function of the Board is carried out by both the Board and the Audit Committee. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. The compensation committee of the Board (the “Compensation Committee”) is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed about such risks by the committees.

Meetings

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board. During fiscal year 2013, there were 8 meetings of the Board. The Board also encourages its directors to attend annual meetings of our stockholders and four directors attended the annual meeting of our stockholders held on June 6, 2013.

Information Regarding Board Committees

Our Board has established a standing Audit Committee, a standing Compensation Committee and a standing Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All three committees operate under written charters adopted by our Board, each of which is available on our website at http://ir.gevo.com under the heading “Corporate Governance.” The following table provides membership and meeting information for fiscal year 2013 for each of the Board committees. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served, which were held during the period for which he or she was a director and/or committee member.

Name	Audit		Compensation		Nominating and Corporate Governance
Employee Director:
Patrick Gruber, Ph.D.	—		—		—
Non-Employee Directors:
Carlos Cabrera	X		—		X
Ruth Dreessen	X	(1)	—		—
Samir Kaul	—		—		—
Ganesh Kishore, Ph.D.	—		X		—
Gary Mize	X		X		—
Bruce Smith	X		—		X
Stacy Smith	—		X		—
Shai Weiss	—		X	(1)	X	(1)

Total meetings in fiscal year 2013	5		2		1
Total actions by written consent in fiscal year 2013	1		3		0

(1)	Committee Chair.

Below is a description of each committee of our Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee appoints the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC; reviews our critical accounting policies and estimates; and annually reviews the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Ms. Ruth Dreessen and Messrs. Carlos Cabrera, Gary Mize and Bruce Smith, each of whom is a non-employee member of our Board. Ms. Dreessen was appointed to serve on the Audit Committee on March 14, 2012. Effective as of that date, Ms. Dreessen was also appointed Chair of the committee. Our Board has determined that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has further determined that Ms. Dreessen is our audit committee financial expert, as that term is defined under the applicable rules of the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; and monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held five meetings during fiscal year 2013. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each

Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board has further determined that Ms. Dreessen, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and also meets NASDAQ’s financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.”

We have reviewed and discussed with management and Deloitte & Touche LLP our audited financial statements. We discussed with Deloitte & Touche LLP the overall scope and plans of their audit. We met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have reviewed and discussed with Deloitte & Touche LLP matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. We have received from Deloitte & Touche LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence. We have discussed with Deloitte & Touche LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with Deloitte & Touche LLP’s independence.

Based on the reviews and discussions referred to above and our review of the Company’s audited financial statements for fiscal year 2013, we recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Ruth I. Dreessen, Chair

Carlos A. Cabrera

Gary W. Mize

Bruce A. Smith

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this report by reference.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also recommends to our Board the issuance of stock options and other awards under our stock plans.

The current members of our Compensation Committee are Mr. Shai Weiss, Dr. Ganesh Kishore, Mr. Gary Mize and Mr. Stacy Smith, each of whom is a non-employee member of our Board. Mr. Weiss serves as the Chair of the committee. Our Board has determined that each of the members of our Compensation

Committee is an independent or outside director under the applicable rules and regulations of the SEC, NASDAQ and the Code, relating to Compensation Committee independence. The Board also considered whether any member of the Compensation Committee has a relationship to us which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by us to such director, and whether such director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. The Board concluded that there are no business relationships that would interfere with the exercise of independent judgment by any of the members of our Compensation Committee.

The Compensation Committee operates under a written charter, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.” On an annual basis, the Compensation Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Mr. Shai Weiss, Dr. Ganesh Kishore, Mr. Gary Mize and Mr. Stacy Smith. None of the members of our Compensation Committee is or has been an officer or employee of the Company, and none of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Respectfully submitted,

COMPENSATION COMMITTEE

Shai Weiss, Chair

Ganesh Kishore, Ph.D.

Gary W. Mize

Stacy J. Smith

The foregoing Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act or under the Exchange Act except to the extent we specifically incorporate this report by reference.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Messrs. Shai Weiss, Carlos Cabrera and Bruce Smith, each of whom is a non-employee member of our Board. Mr. Weiss serves as the Chair of the committee. Our Board has determined that each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which can be found on our website at http://ir.gevo.com under the heading “Corporate Governance.” On an annual basis, the Nominating and Corporate Governance Committee reviews and evaluates its written charter and the performance of the committee and its members, including compliance of the committee with its written charter.

Consideration of Director Nominees

Director Qualifications

There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics; experience, judgment, commitment (including having sufficient time to devote to the Company), skills, diversity and expertise appropriate for the Company. In assessing potential directors, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders of record. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not. Stockholders of record who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

the class, series and number of shares of common stock of the Company, and any convertible securities of the Company, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder of record and any beneficial owner on whose behalf the nomination is being made has or shares a right to vote any shares of any class or series of the Company;

•

any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;

•

complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•

the class and number of shares of common stock of the Company that are beneficially owned by the proposed director candidate and any convertible securities of the Company that are beneficially owned by the director candidate as of the date of the written recommendation;

•	a completed and signed questionnaire, representation and agreement from the director candidate, as further described in our Bylaws; and

•

any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as a director if so elected. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to director nominations.

If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

Evaluating Nominees for Director

Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth in our Bylaws, as described above. Our Board has engaged a third-party search firm to identify potential candidates for consideration by the Nominating and Governance Committee and election to our Board. The Nominating and Corporate Governance Committee may, in the future, retain this or other third-party search firms to identify Board candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director using the same approach whether they are recommended by stockholders or other sources. The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director nominee’s qualifications, diversity, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and the Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for NASDAQ purposes, which determination will be based upon applicable NASDAQ listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Corporate Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.

The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by stockholders, and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.

Stockholder Communications with the Board

Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email to the following address; directors@gevo.com. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to; Investor Relations, c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, Attn: Secretary. All such communications will be initially received and processed by the office of our Secretary. Communications concerning accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.

The Board has instructed the Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics which applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), directors and consultants. The full text of our code of business conduct and ethics has been posted on our website at http://ir.gevo.com under the heading “Corporate Governance.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Information Regarding Executive Officers

The following table sets forth certain information about our executive officers, as of March 31, 2014:

Name	Age	Position(s)
Patrick R. Gruber, Ph.D.(1)	53	Chief Executive Officer and Director
Christopher Ryan, Ph.D.	52	President, Chief Operating Officer and Chief Technology Officer
Mike Willis	43	Chief Financial Officer and Executive Vice President of Corporate Development and Strategy
Brett Lund, J.D., M.B.A.	38	Chief Licensing Officer, General Counsel and Secretary
Greg Roda	54	Chief Commercial Officer

(1)	The biographical information for Dr. Patrick Gruber is provided on page 7 of this proxy statement.

Christopher Ryan, Ph.D. has served as President and Chief Operating Officer of the Company since June 2011 and as Chief Technology Officer of the Company since September 2012, having previously served the Company as its Executive Vice President, Business Development since June 2009. Prior to joining the Company, he co-founded NatureWorks in 1997. Dr. Ryan served as Chief Operating Officer for NatureWorks from 2008 to 2009 and Chief Technology Officer for NatureWorks from 2005 to 2008, where he was involved in the development and commercialization of that company’s new biobased polymer from lab-scale production in 1992 through the completion of a $300 million world-scale production facility. Prior to 1992, Dr. Ryan served for four years in Corporate R&D for specialty chemical company HB Fuller Company. He has over 20 years of experience in strategic leadership, business development and research and product development in biobased materials. Dr. Ryan holds a Ph.D. in organic chemistry from the University of Minnesota, a B.S. in chemistry from Gustavus Adolphus College and completed the Management of Technology program at the University of Minnesota.

Mike Willis has served as the Company’s Executive Vice President of Corporate Development and Strategy since December 2012, as Interim Chief Financial Officer from September 2013 to April 2014, and as Chief Financial Officer since April 2014. Prior to joining the Company, Mr. Willis spent over seven years working with the Virgin Group, most recently serving as a Principal with Virgin Green Fund, a private equity firm focused on the renewable energy and resource efficiency sectors. Mr. Willis was involved in the fund’s investment activities, including its investment in the Company, and worked in operational roles with some of the fund’s portfolio companies, including serving as acting Chief Financial Officer of DuraTherm, Inc. Virgin Green Fund is an “affiliate” of the Company as defined in Rule 405 of the Securities Act of 1933, as amended. Previously, Mr. Willis worked with Virgin Management Limited in London in corporate development assisting several of the Virgin Group’s portfolio businesses internationally with strategy and corporate finance transactions. Mr. Willis has also worked in private equity and investment banking in the United States and Canada, focusing on mid-market transactions in a variety of sectors including technology, consumer products and retail. Mr. Willis is currently on the board of directors of Wildcat Discovery Technologies. Mr. Willis holds an M.B.A. from INSEAD in France and a Bachelors of Commerce from Queen’s University in Canada.

Brett Lund, J.D., M.B.A. has served as General Counsel and Secretary of the Company since November 2007 and as Chief Licensing Officer since August 2013. In 2013, Mr. Lund was named “Forty Under 40” by the Denver

Business Journal for being one of top forty business leaders under age 40. In 2012, Mr. Lund was named one of the “Most Influential Young Professionals” in Colorado by ColoradoBiz Magazine and also in 2012, Mr. Lund was named “Best Corporate Counsel” by the Denver Business Journal. Before joining the Company, from 2004 to 2007, he served as Chairman of the legal, intellectual property and licensing group and biotechnology licensing manager for Syngenta Biotechnology, Inc.’s (“Syngenta”) biofuels business. At Syngenta, Mr. Lund led the management of intellectual property, in-licensing, out-licensing, research collaborations and strategic alliances. In 2006, Mr. Lund was Chief Executive Officer and a member of the board of Agarigen, Inc. where he developed a novel protein expression platform for biologic pharmaceuticals, vaccines, and commercial enzymes. At Agarigen, Mr. Lund worked on a multi-million dollar research program for the Defense Advanced Research Projects Agency (DARPA) and later led the sale of Agarigen to Intrexon, Inc. (NYSE: XON). Prior to Agarigen, he served as Associate General Counsel for Ford Motor Company, Inc.’s Wingcast subsidiary. Mr. Lund was previously a corporate attorney at the law firm of Cooley LLP, where he represented numerous companies regarding intellectual property licensing, initial public offerings, venture capital financing, mergers and acquisitions, securities, strategic alliances and related transactions. Mr. Lund holds a J.D. from Duke Law School, an M.B.A. from Duke University’s Fuqua School of Business and a B.A. in political science from the University of California, San Diego. He is a Certified Licensing Professional by the Licensing Executives Society and admitted to practice law in California and North Carolina.

Greg Roda has served as the Company’s Chief Commercial Officer since September 2013. Mr. Roda has more than 17 years of strategic leadership, business development, research and product development experience in bio-based materials. From 2007 to 2012, Mr. Roda served as Chief Executive Officer of Outlast Technologies, Inc. (“Outlast”), a privately funded technology company that develops, licenses and markets phase change materials for use in temperature regulating fabrics, packaging and industrial materials. Prior to Outlast, Mr. Roda worked with Natureworks as a Business Development Executive overseeing commercialization of polylactic acid in the fiber and textile industry. In this role he was responsible for building a global supply chain, creating market pull-through with downstream customers, and negotiating contracts to align the interests of Natureworks and its partners. He also led a team in developing the business strategy for Natureworks. From 1996 to 2002, he worked with Cargill’s Strategy and Business Development Group spending four years in Singapore with a focus on building Cargill’s palm oil plantation business through acquisition and strategic partnerships. Mr. Roda holds a B.S. in mechanical engineering from the University of Michigan and an M.B.A. with a concentration in international business and finance from the University of Chicago.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended December 31, 2013 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Named Executive Officers

The individuals in the Summary Compensation Table set forth after this Compensation Discussion and Analysis are referred to as the “named executive officers.” Our named executive officers as of December 31, 2013 are:

•	Dr. Patrick R. Gruber, Chief Executive Officer

•	Mike Willis, Chief Financial Officer and Executive Vice President of Corporate Development and Strategy

•	Dr. Christopher Ryan, President, Chief Operating Officer and Chief Technology Officer

•	Brett Lund, Chief Licensing Officer, General Counsel and Secretary

•	Greg Roda, Chief Commercial Officer

In addition to the named executive officers listed above, the following former executive officer is included in our Summary Compensation Table set forth in this Compensation Discussion and Analysis:

•	Mark L. Smith, former Chief Financial Officer

Overview — Compensation Philosophy and Objectives

We believe that every aspect of our compensation programs, including the mix of short-term and long-term, cash and equity, and fixed and contingent payments should enhance the Company’s ability to maximize stockholder value over time. Our specific objectives consistent with that philosophy are to:

•	provide a target level of total compensation sufficient to attract and retain the talent needed to formulate and execute our strategies;

•	deliver compensation in a manner that aligns the interests of our executive officers with our stockholders; and

•	achieve our attraction and alignment goals at a reasonable cost to the stockholders, mindful of our competing needs of conserving cash and limiting stockholder dilution.

To meet these objectives, we provide each named executive officer a cash salary, annual incentive payments based upon the achievement of corporate goals established by the Compensation Committee, regular grants of equity and other benefits typical of a company in our sector. While our objectives guide the development of our compensation programs, the Compensation Committee has the prerogative to alter our programs and practices according to the evolving needs of the Company, within the constraints of any agreements in place with individual employees.

Role of the Compensation Committee

The current members of our Compensation Committee are Mr. Shai Weiss, Dr. Ganesh Kishore, Mr. Gary Mize and Mr. Stacy Smith. Each of these individuals qualifies as (i) an “independent director” under the requirements of NASDAQ, (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act, and (iii) an “outside director” under Section 162(m) of the Code. The Compensation Committee evaluates, approves, administers and interprets our executives’ compensation and benefit policies, including our annual executive incentive plan, our 2006 Omnibus Securities and Incentive Plan (the “2006 Plan”) and our Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”), consistent with our compensation philosophy.

Role of Executive Officers in Compensation Decisions

For executive officers other than our Chief Executive Officer, the Compensation Committee has historically sought and considered input from our Chief Executive Officer regarding such executive officers’ responsibilities, performance and compensation. Specifically, our Chief Executive Officer recommends base salary increases, equity award levels and the performance goals that are used throughout our compensation plans, and advises the Compensation Committee regarding the compensation program’s ability to attract, retain and motivate executive talent. Our Compensation Committee has and exercises the ability to materially increase or decrease the compensation amounts recommended by our Chief Executive Officer. Our Chief Executive Officer is also involved in our executive compensation process by providing input on the performance targets for our compensation plan, including the relative weight to be assigned to each performance target, and presenting data regarding the impact of the executive compensation programs on our financial performance. Our Compensation Committee routinely meets in executive session, and our Chief Executive Officer is not permitted to attend during sessions of the Compensation Committee and sessions of the Board where decisions are made regarding his compensation.

Role of Compensation Consultant

Effective April 21, 2011, our Compensation Committee appointed Hodak Value Advisors (the “Compensation Consultant”), an independent consultant, to formulate a report and make recommendations to our Compensation Committee regarding executive compensation. In 2013, the Compensation Consultant presented to our Compensation Committee information based on peer group and other market data supplemented by survey data for particular positions. The peer group companies chosen were primarily public biofuel and alternative energy companies that are comparable in size by revenue and market cap and are in similar stages of development as the Company. In making its report to the Compensation Committee, the Compensation Consultant used compensation peer data from the following companies:

Amyris, Inc.	Luca Technologies	Synthesis Energy Systems
BioFuel Energy Corp.	Metabolix, Inc.	Syntroleum Corp.
Codexis, Inc.	Myriant, Inc.	Rentech, Inc.
Genomatica, Inc.	Parabel, Inc.	Verenium Corp.
KiOR, Inc.	Solazyme, Inc.

The Compensation Committee used the peer group and market and survey data provided by the Compensation Consultant to make the initial determination of the competitiveness of target total compensation for each executive. Our Compensation Committee makes adjustments down or up from such market-based determination based on its comprehensive assessment of retention risk for each executive, based in part on input from our Chief Executive Officer with regard to the positions that report to him.

Board’s Consideration of Advisory Vote

In June 2013, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 88% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout fiscal 2013, our Board was mindful of the strong support our stockholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of stockholder value.

Executive Compensation Program

Our executive compensation program consists of five elements: base salary; annual bonuses; equity-based awards; benefits; and severance/change of control protection. These components allow us to attract, retain and motivate our executives in accordance with our compensation objectives. Cash salary, a minimum level of guaranteed equity for certain officers, and benefits typical of our sector comprise the fixed components of our total compensation. The variable components include a cash bonus and equity awards based on the performance of the Company.

Change of control and severance arrangements contribute to the retention of our employees and reduce the degree to which the possible loss of employment might affect our executives’ willingness to take risks and/or pursue strategic relationships and transactions that, while potentially beneficial to our stockholders, might result in the termination of the executives’ employment.

Our executives’ total compensation may vary significantly year to year based on Company, functional area and individual performance. Our Compensation Committee meets at least annually to evaluate and refine this program to ensure that these elements are balanced, consistent with our compensation objectives to allow us to attract, retain and motivate our executives in a cost effective-manner.

Weighting of Elements in our Compensation Program

The allocation of emphasis across compensation elements is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. In general, we seek to put a significant amount of each executive’s total potential compensation “at risk” based on corporate and/or individual performance. We believe that, as is common in the technology sector, stock option and other equity-based awards are significant in attracting and retaining employees and that salary and bonus levels are, in many instances, secondary considerations to many employees, particularly at the executive and managerial levels.

Base Salary

We provide a base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and should reflect the overall sustained performance and contributions to us over time. For newly hired executive officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join us. Once base pay levels are initially determined, increases in base pay are generally made as appropriate to recognize changes in the competitive landscape, or enhanced roles or responsibilities.

The base salaries of Drs. Gruber and Ryan and Messrs. Lund and Mark Smith were established in agreements made in June 2010, which became effective upon the closing of our initial public offering. The base salary of Dr. Ryan was increased in December 2011 and the base salary of Mr. Lund was increased in April 2012. The base salary of Mr. Roda was established in an agreement that became effective in September 2013. The base salary of Mr. Willis was originally established in an agreement made in December 2012. As a result of his appointment to serve as Chief Financial Officer, Mr. Willis entered into a new offer letter agreement with the Company in April 2014 pursuant to which his base salary was increased, retroactive to the date of his appointment to serve as Interim Chief Financial Officer. None of our executives is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on a periodic basis, base salaries for our executives, together with other components of compensation, are evaluated.

The following table sets forth information regarding base salaries for fiscal year 2013 for our named executive officers:

Name of Executive Officer	2013 Base Salary Rate
Patrick R. Gruber, Ph.D.	$500,000
Brett Lund, J.D., M.B.A	$325,000
Greg Roda	$305,000
Christopher Ryan, Ph.D.	$335,000
Mike Willis(1)	$308,000
Mark L. Smith(2)	$325,000

(1)	In April 2014, Mr. Willis entered into a new offer letter agreement which provided for an increase in annual base salary which was retroactive to September 2013, when Mr. Willis was appointed to serve as Interim Chief Financial Officer. As a result, Mr. Willis was paid $46,792 in April 2014 for services provided as Interim Chief Financial Officer during the last four months of 2013.
(2)	Effective October 3, 2013, Mr. Mark Smith’s employment with the Company ended.

Annual Bonuses

Target annual bonuses are an important component of the total target compensation necessary to attract and retain our needed talent. Annual bonus awards, to the extent they are earned, align the interests of executive officers and stockholders, in accordance with our compensation philosophy, by rewarding, and thereby encouraging, the achievement of value-creating goals of the Company.

Under the terms of their respective employment agreements, each executive is eligible to receive a bonus based on the achievement of certain business goals set by our Board on an annual basis. The target annual bonuses for our named executive officers, expressed as a percentage of their base salary, are as follows:

Name of Executive Officer	2013 Bonus Target (as % of 2013 base salary)
Patrick R. Gruber, Ph.D.	50%
Brett Lund, J.D., M.B.A	40%
Greg Roda	40%
Christopher Ryan, Ph.D.	40%
Mike Willis(1)	40%
Mark L. Smith(2)	N/A

(1)	Effective as of September 2013, when Mr. Willis was appointed to serve as Interim Chief Financial Officer.
(2)	Effective October 3, 2013, Mr. Mark Smith’s employment with the Company ended. As such, he was not eligible to receive a 2013 bonus payment.

In March 2013, our Compensation Committee adopted the 2013 incentive bonus plan, under which the annual bonus milestones set forth below were used to assess the performance of our named executive officers for purposes of the annual bonus. During 2013, our Compensation Committee, with input from our Chief Executive Officer, established two categories of corporate performance milestones: (i) milestones related to monthly isobutanol production levels at our Luverne, Minnesota facility during 2013; and (ii) milestones related to our financial performance. The milestones applied equally to all of the executives as a team. In March 2014, our Compensation Committee determined that the Company had achieved 20% of its corporate performance targets and the Company performance factor was set at 20% of the target incentive bonuses for each of the executives.

The following formula can be used to calculate the incentive bonus payment to be made to a named executive officer:

Bonus Amount = (Base Salary) × (Target Percentage) × (Company Performance Factor)

Name of Executive Officer	Bonus Target (base salary * target %)	2013 Company Performance Factor	2013 Bonus
Patrick R. Gruber, Ph.D.	$250,000	20%	$50,000
Brett Lund, J.D., M.B.A	130,000	20%	26,000
Greg Roda(1)	39,107	20%	7,821
Christopher Ryan, Ph.D.	134,000	20%	26,800
Mike Willis	123,200	20%	24,640
Mark L. Smith(2)	N/A	N/A	N/A

(1)	Mr. Roda joined the Company in September 2013 and his 2013 target bonus was pro-rated to reflect four months of service.
(2)	Mr. Mark Smith was not eligible for an annual performance bonus for 2013 following his resignation with the Company effective October 3, 2013.

In order to conserve cash for 2014 and further align the interests of our executive officers with those of our stockholders, the Compensation Committee determined that the 2013 bonus payments will be made in shares of the Company’s common stock, with the number of shares to be issued to each executive to be based on the closing price of the common stock on the business day immediately prior to such payment. We expect that the 2013 bonus payments will be made in 2014.

In addition to the annual bonus, the employment agreements provide that additional bonus amounts may be paid, at the discretion of our Board, to reflect each executive’s contributions to the accomplishment of our long-range business goals, the success of the corporate strategies in which the executive participates and the unique services that the executive provides in connection with increasing stockholder value. No discretionary amounts were paid under these provisions in 2013.

Equity-based Awards

We provide equity-based awards to our executives as a component of competitive target total pay, and as a vehicle for enhancing ownership by our executives to better align their interests with the interests of our stockholders and to foster a culture of ownership. We typically make an initial equity award of stock options to new employees and periodic grants at other times, as approved by the Compensation Committee. Generally our Compensation Committee recommends, and our Board approves, equity awards during its first formal meeting of the fiscal year, which generally occurs in March. Grants of restricted stock typically vest over three years. Grants of options have an exercise price that is at least equal to the fair market value of our common stock on the date of grant, as determined by our Board. For options granted to our named executive officers in 2010 and earlier, vesting commenced upon the executive officer’s respective date of hire, and continues over four years, subject to the executives’ continued employment with the Company. For the options granted to our named executive officers in 2012 and after, vesting generally commenced upon the date of grant, and continues over three years, subject to the executives’ continued employment with the Company.

The employment agreements with Dr. Ryan and Messrs. Lund and Mark Smith provide for annual minimum equity incentive awards with the following fair market values on the date of grant:

Name of Executive Officer	Annual Minimum Equity Incentive Award
Brett Lund, J.D., M.B.A	$65,000
Christopher Ryan, Ph.D.	200,000
Mark L. Smith	200,000

On March 15, 2013, Drs. Gruber and Ryan and Messrs. Lund and Mark Smith were granted aggregate annual equity incentive awards, based in part on the performance of the Company during the year ended December 31, 2012, and in accordance with the terms of their employment agreements. Dr. Gruber was granted 42,500 stock options and 217,949 restricted shares of common stock, Dr. Ryan was granted 29,750 stock options and 152,564 restricted shares of common stock, Mr. Lund was granted 29,750 stock options and 152,564 restricted shares of common stock and Mr. Mark Smith was granted 29,750 stock options and 152,564 restricted shares of common stock, with total fair market values on that date for each executive of $462,180, $323,525, $323,525 and $323,525, respectively.

On July 18, 2013, Dr. Ryan was awarded 75,000 restricted shares of common stock with a fair market value on that date of $143,250.

On September 12, 2013, upon commencing as the Company’s Chief Commercial Officer, Mr. Roda was awarded an option to purchase 100,000 shares of the Company’s common stock with an estimated fair market value of $117,950.

On March 12, 2014, Drs. Gruber and Ryan and Messrs. Lund and Roda were granted aggregate annual equity incentive awards, based in part on the performance of the Company during the year ended December 31, 2013, and in accordance with the terms of their employment agreements. The following table sets forth the number of equity awards granted on March 12, 2014 and the total fair market values on that date for each executive.

	Stock Options	Restricted Stock	Total Fair Market Value
Patrick R. Gruber, Ph.D.	228,495	145,548	$425,000
Brett Lund, J.D., M.B.A	34,947	22,261	$65,002
Greg Roda	26,882	17,124	$50,001
Christopher Ryan, Ph.D.	204,302	130,137	$380,001

In April 2014, the Company entered into a new offer letter agreement with Mr. Willis. The new offer letter agreement included a 2014 annual equity incentive grant, based in part on the performance of the Company during the year ended December 31, 2013, of an option to purchase 26,882 shares of common stock and an award of $25,000 to be paid in shares of restricted stock of the Company at a later date (each with vesting retroactive to March 12, 2014), with a total fair market value on the date of grant equal to $50,001. The new offer letter also included a grant of an option to purchase 60,000 shares of the Company’s common stock and an award of $58,400 to be paid in shares of restricted stock of the Company at a later date (each with vesting retroactive to September 2013, when Mr. Willis was appointed to serve as Interim Chief Financial Officer), with a total fair market value on the date of grant equal to $114,200.

Benefits

We provide the following benefits to our named executive officers on the same basis provided to all of our Gevo, Inc. employees:

•	health, dental and vision insurance;

•	life insurance, short- and long-term disability, accidental death and dismemberment;

•	a 401(k) plan; and

•	a medical and dependent care flexible spending account.

We believe these benefits are consistent with companies with which we compete for employees.

Severance/Termination-Based Compensation

Our Compensation Committee provides our executives with termination protection when it determines that such protection is necessary to attract or retain an executive. Each executive officer is entitled to receive severance payments and benefits in the event that they are terminated without cause or resign for good reason, pursuant to the terms of their respective employment agreements. The employment agreements also provide payments to these named executive officers in the event of a change of control and the employment agreements of Drs. Gruber and Ryan and Mr. Lund provide for certain benefits in the event that an executive is terminated upon or within 90 days following a change of control.

The severance payments and benefits that are payable under these agreements are further described below in the sections entitled “Employment Arrangements” and “Potential Payments upon Termination and Change of Control.”

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to certain named executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered whether the Company’s overall compensation program for its employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across the Company, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits.

2013 Summary Compensation Table

The following table summarizes the compensation earned by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during the year ended December 31, 2013. In this Compensation Discussion and Analysis, we refer to these officers as our named executive officers.

Name and Principal position	Year	Salary (1)		Bonus (2)	Stock Awards (3)		Option Awards (3)		Non-Equity Incentive Plan Compensation (4) (14)	All Other Compensation		Total
Patrick R. Gruber, Ph.D.	2013	$500,000		$—	$411,924		$50,256		$50,000	$40,169	(5)	$1,052,349
Chief Executive Officer,	2012	500,000		—	425,003		270,606		2,500,000	38,243	(5)	3,733,852
Director	2011	488,923		312,500	—		1,494,373	(6)	500,000	31,995	(5)	2,827,791

Brett Lund, J.D., M.B.A	2013	325,000		—	288,346		35,179		26,000	27,726	(7)	702,251
Chief Licensing	2012	319,519		—	297,497		238,465		—	12,250	(7)	867,731
Officer, General Counsel and Secretary	2011	288,923		112,500	575,012	(8)	—		—	11,185	(7)	987,620

Greg Roda	2013	90,327		—	—		117,950		7,821	—		216,098
Chief Commercial Officer

Christopher Ryan, Ph.D.	2013	335,000		—	431,596		35,179		26,800	—		828,575
President, Chief Operating	2012	334,808		—	297,497		189,424		—	42,749	(9)	864,478
Officer and Chief Technology Officer	2011	320,077		162,500	595,003		—		—	15,604	(9)	1,093,184

Mike Willis	2013	151,769	(10)	—	—		—		24,640	29,350	(11)	205,759
Chief Financial Officer & EVP of Corporate Development & Strategy

Mark L. Smith	2013	255,000		—	288,346		35,179		—	49,327	(12)	627,852
Chief Financial Officer	2012	325,000		—	297,497		189,424		—	12,250	(13)	824,171
	2011	318,846		162,500	—		595,651		—	12,250	(13)	1,089,247

(1)	For information regarding the annual salary rate of our named executive officers, see “Employment Arrangements” below.
(2)	The 2012 bonus amounts were waived by our named executive officers. The “Bonus” column represents bonuses earned on the basis of performance relative to target bonus metrics. See “Compensation Discussion and Analysis” above for a discussion of how the bonus program worked in operation. See also “Grants of Plan-Based Awards in Fiscal Year 2013” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the target amounts named executive officers were eligible to earn in 2013. Our Board retained discretion to approve payments in excess of the target.
(3)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of awards granted during each respective year for each named executive officer, in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of option awards are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K.
(4)

A total of $3,000,000 in non-equity payments were made to Dr. Gruber in 2011 and 2012 in consideration for his December 2011Amendment Agreement (see the section entitled “Employment Arrangements — Patrick Gruber Ph.D.” below). The Amendment Agreement provided for $1,500,000 which was paid in three equal payments of $500,000 each in December 2011, March 2012 and June 2012. The 2011 amount above reflects the payment of December 2011. The other two $500,000 payments are reflected in the 2012 amount. The Amendment Agreement also provided for one payment of $1,500,000 due upon consummation of a debt offering or equity offering, or combination thereof, in an aggregate amount of $50,000,000. Upon closing of the Company’s concurrent equity and convertible debt offerings with aggregate proceeds of

$106,875,000 on July 5, 2012 this term was determined to have been met by the Board and Dr. Gruber received a payment of $1,500,000 in July 2012.
(5)	For 2013, represents $27,180 for payments to maintain a corporate apartment, $12,989 for gross up tax assistance provided to Dr. Gruber. For 2012, represents $24,150 for payments to maintain a corporate apartment, $10,890 for gross up tax assistance provided and $3,203 in other benefits provided to Dr. Gruber. For 2011, represents $22,051 for payments to maintain a corporate apartment and $9,943 for gross-up tax assistance provided for Dr. Gruber.
(6)	For 2011, includes $43,000 relating to the Amendment Agreement for the incremental fair value of the stock option awards subject to modified vesting.
(7)	For 2013, represents payments to maintain a corporate apartment. For 2012, represents $12,250 for Company match on 401(k) plan. For 2011, represents $11,185 for Company match on 401(k) plan.
(8)	For 2011, represents $325,006 relates to a stock award which vests over 36 months from March 23, 2011 and $250,005 relates to a stock award granted in December 2011 that vests upon the achievement of certain performance criteria.
(9)	For 2012, represents $12,250 for Company match on 401(k) plan, $21,020 for health benefits and $9,479 in gross up tax benefits. For 2011, represents $12,250 for Company match on 401(k) plan and $3,354 in other benefits provided.
(10)	In April 2014, Mr. Willis entered into a new offer letter agreement which provided for an increase in annual base salary which was retroactive to September 2013, when Mr. Willis was appointed to serve as Interim Chief Financial Officer. As a result, Mr. Willis was paid $46,792 in April 2014 for services provided as Interim Chief Financial Officer during the last four months of 2013.
(11)	For 2013, represents $21,011 for payments to maintain a corporate apartment and $8,339 for gross up tax assistance provided to Mr. Willis.
(12)	For 2013, amount relates to the payout of accrued vacation upon Mr. Mark Smith’s departure from the Company in October 2013.
(13)	For each of 2012 and 2011, represents $12,250 for Company match on 401(k) plan.
(14)	In order to conserve cash for 2014 and further align the interests of our executive officers with those of our stockholders, the Compensation Committee determined that the 2013 bonus payments will be made in shares of the Company’s common stock, with the number of shares to be issued to each executive to be based on the closing price of the common stock on the business day immediately prior to such payment. We expect that the 2013 bonus payments will be made in 2014.

Grants of Plan-Based Awards in 2013 Table

All options granted to our named executive officers are non-statutory stock options. The exercise price per share of each option granted to our named executive officers was equal to the closing price of our common stock on the NASDAQ Global Market on the date of the grant. We also make grants of restricted shares of our common stock.

The following table shows information regarding grants of equity awards to our named executive officers during the year ended December 31, 2013.

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards ($)(2)	All Other Stock Awards; Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Patrick R. Gruber, Ph.D.	3/15/2013			42,500	$1.89	50,256
	3/15/2013						217,949	411,924
	—	50,000
Brett Lund, J.D., M.B.A	3/15/2013			29,750	$1.89	35,179
	3/15/2013						152,564	288,346
	—	26,000
Greg Roda	9/12/2013			100,000	$1.86	117,950
	—	7,821	(3)
Christopher Ryan, Ph.D.	3/15/2013			29,750	$1.89	35,179
	3/15/2013						152,564	288,346
	7/18/2013						75,000	143,250
	—	26,800
Mike Willis	—	24,640
Mark L. Smith	3/15/2013			29,750	$1.89	35,179
	3/15/2013						152,564	288,346
	—	N/A	(4)

(1)	This column shows the awards for fiscal year 2013 to our named executive officers under the 2013 incentive bonus program, which amounts will be paid in shares of the Company’s common stock.
(2)	The amounts set forth in the “Grant Date Fair Value of Option Awards” column reflect the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. The assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K.
(3)	Mr. Roda joined the Company in September 2013 and his 2013 target bonus was pro-rated to reflect four months of service.
(4)	Mr. Mark Smith’s employment with the Company ended October 3, 2013 and he was therefore not eligible to receive an award under the 2013 incentive bonus program.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table shows the grants of stock options to our named executive officers that were outstanding on December 31, 2013, the last day of our fiscal year.

				Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Yet Vested ($)(6)
Patrick R. Gruber, Ph.D.	5/2/2007	5/2/2007	(1)	353,183	—	0.46	5/2/2017	—	—
	7/1/2008	12/21/2012	(7)	215,972	107,987	1.16	7/1/2018	—	—
	11/16/2009	12/21/2012	(7)	161,860	80,930	2.70	11/16/2019	—	—
	6/3/2010	12/21/2012	(7)	70,000	35,000	10.07	6/3/2020	—	—
	3/23/2011	3/23/2011	(2)	111,224	10,111	17.53	3/23/2021	—	—
	3/14/2012	3/14/2012	(2)	24,792	17,708	9.41	3/14/2022	—	—
	3/15/2013	3/15/2013	(2)	10,625	31,875	1.89	3/15/2023	—	—
	3/14/2012	3/14/2012	(4)					18,819	26,911
	3/15/2013	3/15/2013	(4)					163,468	233,759

Christopher Ryan, Ph.D.	11/16/2009	6/15/2009	(3)	175,000	—	2.70	11/16/2019	—	—
	6/3/2010	6/15/2009	(3)	44,000	—	10.07	6/3/2020	—	—
	3/14/2012	3/14/2012	(2)	17,354	12,396	9.41	3/14/2022	—	—
	3/15/2013	3/15/2013	(2)	7,438	22,312	1.89	3/15/2023	—	—
	3/23/2011	3/23/2011	(4)					2,829	4,045
	3/14/2012	3/14/2012	(4)					13,173	18,837
	3/15/2013	3/15/2013	(4)					114,427	163,631
	7/18/2013	7/18/2013	(4)					64,585	92,357

Brett Lund, J.D., M.B.A	11/16/2009	12/17/2007	(3)	31,000	—	2.70	11/16/2019	—	—
	6/3/2010	12/17/2007	(3)	68,500	—	10.07	6/3/2020	—	—
	3/14/2012			21,492	—	9.41	3/14/2022	—	—
	3/14/2012	3/14/2012	(2)	9,479	6,771	9.41	3/14/2022	—	—
	3/15/2013	3/15/2013	(2)	7,438	22,312	1.89	3/15/2023	—	—
	3/23/2011	3/23/2011	(4)					1,545	2,209
	3/14/2012	3/14/2012	(4)					7,195	10,289
	3/15/2013	3/15/2013	(4)					114,427	163,631

Mike Willis	12/28/2012	12/28/2012	(8)	33,333	66,667	1.55	12/28/2022	—	—

Greg Roda	9/12/2013	9/12/2013	(8)	—	100,000	1.86	9/12/2023	—	—

Mark L. Smith	3/23/2011	3/23/2011	(9)	41,491	—	17.53	3/23/2021
	3/14/2012	3/14/2012	(9)	14,875	—	9.41	3/14/2022
	3/15/2013	3/15/2013	(9)	4,958	—	1.89	3/15/2023

(1)	Each option vests as to 1/5th of the total number of shares subject to the option on the first anniversary of the vesting commencement date, and 1/60th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.
(2)	1/36th of the total number of shares subject to the option shall vest monthly after the vesting commencement date until all shares are vested.

(3)	Each option vests as to 1/4th of the total number of shares subject to the option on the first anniversary of the vesting commencement date, and 1/48th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.
(4)	1/36th of the total number of shares subject to the stock award shall vest monthly after the vesting commencement date until all shares are vested.
(5)	Stock award vests upon the completion of performance criteria.
(6)	Amounts listed represent the aggregate market value of the unvested restricted stock awards held by the named executive officers as of December 31, 2013, based on the closing price of a share of the Company’s common stock of $1.43 on December 31, 2013.
(7)	Each option vests as to 1/3rd of the total number of shares subject to the option on December 21, 2012, and 1/36th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.
(8)	Each option vests as to 1/3rd of the total number of shares subject to the option on the first anniversary of the grant and 1/36th of the total number of shares subject to the option shall vest monthly thereafter until all shares are vested.
(9)	Represents the exercisable options which will expire within 90 days of Mr. Mark Smith’s resignation from the Company on October 3, 2013.

The vesting of the awards set forth in the table above may be accelerated in certain situations. See the sections entitled “Employment Arrangements” and “Potential Payments upon Termination and Change of Control” below.

Option Exercises and Stock Vested During Fiscal Year 2013

The following table provides additional information regarding the value realized by our named executive officers upon the exercise of option awards and the vesting of restricted stock awards during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick R. Gruber, Ph.D.	—	—	69,536	121,210
Brett Lund, J.D., M.B.A	60,000	72,300	64,420	113,293
Greg Roda	—	—	—	—
Christopher Ryan, Ph.D.	—	—	70,404	122,748
Mike Willis	—	—	—	—
Mark L. Smith	125,000	39,750	33,326	60,987

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Arrangements

Patrick Gruber, Ph.D.

On July 1, 2008, we entered into an employment agreement with Dr. Patrick Gruber, our Chief Executive Officer and a member of our Board, which provided for an annual base salary of $350,000, and an incentive bonus of up to $75,000 per year based on his achievement of certain milestones determined by our Board on an annual basis. Pursuant to that employment agreement, Dr. Gruber was granted options to purchase 323,959 shares of our common stock under the 2006 Plan. Effective June 1, 2010, our Compensation Committee approved an increase in Dr. Gruber’s annual base salary to $410,000.

On June 4, 2010, we entered into a new employment agreement with Dr. Gruber, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Dr. Gruber’s previous employment agreement. Under the June 4, 2010 employment agreement, Dr. Gruber’s base salary is $500,000 per year, subject to annual review and adjustment by our Board. Dr. Gruber is eligible to receive an annual bonus of up to 50% of his base salary based on the achievement of certain business goals set by our Board on an annual basis, and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the June 4, 2010 employment agreement, Dr. Gruber was eligible to receive an annual incentive award with a fair market value equal to $600,000 on the date of grant, consisting of restricted stock and/or stock options, and could receive additional stock awards at the discretion of our Board. Dr. Gruber is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

On December 21, 2011, we entered into an Amendment Agreement with Dr. Gruber in order to retain Dr. Gruber and to enhance the alignment of his interests with those of our stockholders. Upon the effectiveness of the Amendment Agreement, all options to purchase our common stock that had been granted to Dr. Gruber in fiscal years 2008, 2009 and 2010 immediately became unvested (to the extent previously vested) and subject to a revised three-year vesting schedule. Pursuant to the Amendment Agreement, an aggregate of 624,505 options that were previously vested and exercisable (or approximately 64% of the vested options held by Dr. Gruber) became unvested. In addition, the guaranteed portion of Dr. Gruber’s annual equity award, worth $600,000 per year, was eliminated, and his overall target equity award was reduced by the same amount. In exchange for these concessions, Dr. Gruber was granted a cash award of $3,000,000, $1,500,000 of which was payable within six months of the effective date of the Amendment Agreement, subject to Dr. Gruber’s continued employment with the Company, and the balance of $1,500,000 of which was contingent upon the completion of a qualified equity or debt financing transaction resulting in aggregate gross proceeds to the Company of at least $50,000,000. The $1,500,000 cash award payable within six months of the effective date of the Amendment Agreement was paid in three equal installments of $500,000 each in December 2011, March 2012 and June 2012. The Board determined that the terms of the contingent $1,500,000 payment were achieved upon the closing of the Company’s equity and debt offerings, generating gross proceeds of approximately $106,875,000, on July 5, 2012. Accordingly, the contingent $1,500,000 was paid in July 2012.

If Dr. Gruber’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Dr. Gruber’s employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment equal to two years of his base salary then in effect plus 200% of his eligible bonus for the preceding year. Additionally, Dr. Gruber and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of 12 months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. Cause is defined as Dr. Gruber’s conviction of a felony, willful misconduct or dishonesty materially injurious to the Company or a material failure to consistently discharge his duties under the employment agreement, unless resulting from his disability, provided that no act or failure to act will be considered willful if it is done, or omitted, in good faith and with the reasonable belief that such action or inaction is in the best interests of the Company. Good reason is defined as a material diminishment of Dr. Gruber’s base salary, authority, duties or responsibilities, a relocation without his consent that increases his one-way commute to work by at least fifty miles or a material breach by us of the employment agreement.

The June 4, 2010 employment agreement also provides certain payments and benefits to Dr. Gruber in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Greg Roda

Effective September 5, 2013, we entered into an offer letter agreement with Greg Roda, our Chief Commercial Officer, which provides for an annual base salary of $305,000 and an annual bonus of up to 40% of his base salary. Pursuant to that offer letter agreement, Mr. Roda was granted options to purchase 100,000 shares of our common stock under the 2010 Plan. The stock options were initially unvested and are scheduled to vest over time so long as Mr. Roda continues to be employed by the Company. Mr. Roda is also entitled to participate in or receive benefits under all of our existing and future employee benefit plans, including retirement plans, health care plans and fringe benefit plans that are afforded to similarly situated employees of the Company.

If Mr. Roda’s employment with the Company is terminated for any reason, he will be entitled to receive payment of all unpaid salary and unused paid time off accrued and earned as of the date of termination. Additionally, Mr. Roda’s benefits, if any, will continue under the Company’s then-existing benefit plans and policies for so long as provided under the terms of such benefit plans and policies. If Mr. Roda’s employment is terminated without cause, he will be entitled to receive a lump-sum payment in the amount of six month’s salary and the Company will vest all of his unvested stock options and other equity awards (if any) outstanding at the time of such termination, provided that he executes a separation and release agreement in favor of the Company within 50 days of the date of termination.

The offer letter agreement also provides certain payments and benefits to Mr. Roda in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Christopher Ryan, Ph.D.

On May 22, 2009, we entered into an offer letter agreement with Dr. Christopher Ryan, our President, Chief Operating Officer and Chief Technology Officer, which provided for an annual base salary of $285,000 and a grant of options to purchase 168,000 shares of our common stock under the 2006 Plan. Dr. Ryan was actually granted options to purchase 175,000 shares of our common stock under the 2006 Plan, the additional options were issued due to subjective factors and to account for dilution based on the timing of the grant.

On June 4, 2010, we entered into a new employment agreement with Dr. Ryan, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Dr. Ryan’s previous offer letter agreement. Under the June 4, 2010 employment agreement, Dr. Ryan’s base salary is $325,000 per year, subject to annual review and adjustment by our Board. On December 8, 2011, Dr. Ryan’s base salary was increased to $335,000 per year effective January 1, 2012. Dr. Ryan is eligible to receive an annual bonus of up to 40% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the June 4, 2010 employment agreement, Dr. Ryan is eligible to receive an annual incentive award with a fair market value equal to $200,000 on the date of grant, consisting of restricted stock and/or stock options, and may receive additional stock awards at the discretion of our Board. Dr. Ryan is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

If Dr. Ryan’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Dr. Ryan’s employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and, provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus for the preceding year. Additionally, Dr. Ryan and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. The definitions of cause and good reason are consistent with the definitions set forth in our June 4, 2010 employment agreement with Dr. Gruber, as described above.

The June 4, 2010 employment agreement also provides certain payments and benefits to Dr. Ryan in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Brett Lund, J.D., M.B.A.

On November 29, 2007, we entered into an offer letter agreement with Brett Lund, our Executive Vice President, General Counsel and Secretary, which provided for an annual base salary of $210,000 and a grant of options to purchase 30,000 shares of our common stock under the 2006 Plan.

On June 4, 2010, we entered into a new employment agreement with Mr. Lund, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Mr. Lund’s previous offer letter agreement. Under the June 4, 2010 employment agreement, Mr. Lund’s base salary is $300,000 per year, subject to annual review and adjustment by our Board. Mr. Lund is eligible to receive an annual bonus of up to 30% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and may receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the June 4, 2010 employment agreement, Mr. Lund is eligible to receive an annual incentive award with a fair market value equal to $65,000 on the date of grant, consisting of restricted stock and/or stock options, and may receive additional stock awards at the discretion of our Board. Mr. Lund is also entitled to participate in or receive benefits under all of our existing and future incentive programs and will continue to be eligible to participate in all employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

On April 5, 2012, we amended Mr. Lund’s employment agreement in order to reflect an increase in Mr. Lund’s base salary from $300,000 to $325,000 per year and an increase in his annual incentive bonus target from 30% to 40% of his base salary. The increase in Mr. Lund’s base salary and annual incentive bonus target were deemed effective from March 14, 2012. In addition, Mr. Lund’s employment agreement was amended to permit the Chief Executive Officer to grant Mr. Lund additional annual equity incentive awards with a fair market value on the date of grant of up to $270,000 per year in such amounts and subject to such terms (including performance-based terms) that the Chief Executive Officer deems appropriate.

If Mr. Lund’s employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination. If Mr. Lund’s employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination, a bonus equal to the average of the annual bonuses paid to him in each of the three years preceding the termination, prorated to the date of termination, and provided that he executes a general release of claims in favor of the Company within 60 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus for the preceding year. Additionally, Mr. Lund and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. The definitions of cause and good reason are consistent with the definitions set forth in our June 4, 2010 employment agreement with Dr. Gruber, as described above.

The June 4, 2010 employment agreement also provides certain payments and benefits to Mr. Lund in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Mike Willis

On December 28, 2102, we entered into an offer letter agreement with Mike Willis, our Chief Financial Officer and Executive Vice President of Corporate Development and Strategy, which provided for an annual base salary of $154,000 and a grant of options to purchase 100,000 shares of our common stock under the 2010 Plan.

On April 10, 2014, we entered into a new offer letter agreement with Mr. Willis, which superseded and terminated Mr. Willis’ previous offer letter agreement. The new offer letter provides for an annual base salary of $308,000 and an annual bonus of up to 40% of his base salary, each of which is retroactive to September 3, 2013, the date that Mr. Willis was appointed to serve as the Chief Financial Officer of the Company. The new offer letter agreement provided for the following equity grants: (a) an option to purchase 60,000 shares of our common stock, with vesting retroactive to September 3, 2013; (b) an option to purchase 26,882 shares of our common stock, with vesting retroactive to March 12, 2014; (c) an award of $58,400 to be paid in shares of restricted stock, with vesting retroactive to September 3, 2013; and (d) an award of $25,000 to be paid in shares of restricted stock, with vesting retroactive to March 12, 2014, in each case under the 2010 Plan. Pursuant to the terms of the new offer letter agreement, Mr. Willis is eligible to receive an annual incentive award with a fair market value consistent with the fair market value of awards granted to similarly situated employees of the Company. Mr. Willis is also entitled to reimbursement of his monthly apartment rental costs for three years and is entitled to participate in or receive benefits under all of our existing and future employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that are afforded generally to our executive officers.

If Mr. Willis’ employment is terminated without cause (other than by death or disability), or if he terminates his employment with us for good reason, he will be entitled to receive his full base salary through the date of termination and, provided that he executes a general release of claims in favor of the Company within 50 days of the date of termination, he shall also receive a lump-sum payment, equal to one year of his base salary then in effect plus 100% of his eligible bonus. Additionally, Mr. Willis and his family will receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date and, immediately prior to such termination date, all of his outstanding unvested stock options and other equity awards shall immediately vest. The definitions of cause and good reason are consistent with the definitions set forth in our June 4, 2010 employment agreement with Dr. Gruber, as described above. If Mr. Willis’ employment is terminated as a result of his disability or death, he or his estate will be entitled to receive his full base salary through the date of termination as well as an additional lump-sum payment equal to his annual base salary at the rate in effect at the time of such termination.

The new offer letter agreement also provides certain payments and benefits to Mr. Willis in circumstances involving a change of control, as described below in the section entitled “Potential Payments upon Termination and Change of Control.”

Mark Smith

On October 2, 2008, we entered into an offer letter agreement with Mark Smith, our former Chief Financial Officer, which provided for an annual base salary of $275,000 and a grant of options to purchase 125,000 shares of our common stock under the 2006 Plan.

On June 4, 2010, we entered into a new employment agreement with Mr. Mark Smith, which became effective upon the closing of our initial public offering. This agreement superseded and terminated Mr. Mark Smith’s previous offer letter agreement. Under the June 4, 2010 employment agreement, Mr. Mark Smith’s base salary was $325,000 per year, subject to annual review and adjustment by our Board. Mr. Mark Smith was eligible to receive an annual bonus of up to 40% of his base salary based on the achievement of certain business goals set by our Board on an annual basis and was eligible to receive additional bonus amounts at the discretion of our Board. Pursuant to the terms of the June 4, 2010 employment agreement, Mr. Mark Smith was eligible to receive an annual incentive award with a fair market value equal to $200,000 on the date of grant, consisting of restricted stock and/or stock options, and was eligible to receive additional stock awards at the discretion of our Board. Mr. Mark Smith was also entitled to participate in or receive benefits under all of our incentive programs and employee benefit plans, including retirement plans, health care plans and fringe benefit plans, that were afforded generally to our executive officers.

Mr. Mark Smith’s employment with the Company ended on October 3, 2013.

Potential Payments upon Termination and Change of Control

In June 2010, we entered into new employment agreements with each of Drs. Gruber and Ryan and Mr. Lund which became effective upon the closing of our initial public offering. Under these employment agreements, in the event of a change of control, each of these executives (if still employed by the Company) is entitled to receive a lump-sum payment equal to two times the sum of (i) his annual base salary in effect immediately prior to such change of control and (ii) 100% of his eligible bonus for the year preceding the change of control. If upon or within 90 days after a change of control, any such executive is terminated without cause, or terminates his employment with us for good reason, he will keep the change of control payment described above and he and his family will be entitled to receive continued coverage under any Company sponsored group health plan in which he was enrolled at the time of his termination for a period of six months following his termination date (or twelve months in the case of Dr. Gruber), but he will not be entitled to any other termination benefits. Effective September 2013, we entered into an offer letter agreement with Mr. Roda which provides that, in the event of a change of control, Mr. Roda is entitled to receive a lump-sum payment in the amount of six month’s salary. In April 2014, Mr. Willis entered into a new offer letter agreement with the Company which provides that, in the event of a change of control, Mr. Willis is entitled to receive a lump-sum payment equal to two times the sum of (i) his annual base salary in effect immediately prior to such change of control and (ii) 100% of his eligible bonus for the year preceding the change of control.

On the date any such executive becomes entitled to receive a change of control payment, all of his outstanding unvested stock options and other equity awards shall immediately vest. Change of control is defined as the acquisition by any person or group of all or substantially all of our assets through sale, lease, transfer, conveyance or other disposition, or the acquisition by any person or group of beneficial ownership of more than 40% of our outstanding voting stock (with the exception of Mr. Roda’s offer letter agreement which defines change of control to include the acquisition of beneficial ownership of 50% of our outstanding voting stock).

The following table summarizes the potential payments and benefits payable to each of our named executive officers upon (i) a termination of employment without cause or resignation for good reason and (ii) a change of control (no termination required), as well as the additional benefits available upon termination without cause or resignation for good reason upon or within 90 days after a change of control, in each case assuming that such termination and change of control, where applicable, occurred on December 31, 2013.

	Termination without cause or resignation for good reason				Change of control (no termination required)			Termination without cause or resignation for good reason upon or within 90 days after a change of control(1)
	Base salary ($)	Bonus ($)	Value of accelerated equity awards ($)(2)	Benefits ($)	Base salary ($)	Bonus ($)	Value of accelerated equity awards ($)(2)	Benefits ($)
Patrick R. Gruber, Ph.D.	1,000,000	684,167	289,827	22,359	1,000,000	500,000	289,827	22,359
Brett Lund, J.D., M.B.A	325,000	203,933	176,129	3,559	650,000	260,000	176,129	3,559
Greg Roda	152,500	—	—	—	152,500	—	—	—
Christopher Ryan, Ph.D.	335,000	244,897	278,870	11,179	670,000	268,000	278,870	11,179
Mike Willis(3)	308,000	123,000	—	3,559	616,000	246,400	—	—

(1)	In the event that one of the named executive officers is terminated without cause or resigns for good reason upon or within 90 days after a change of control, he shall receive the following benefits in addition to the payments and accelerated vesting triggered by such change of control, but he will not be entitled to any other termination benefits.
(2)	Amounts calculated based on the aggregate amount by which the fair market value of our common stock exceeded the aggregate exercise price of such awards as of December 31, 2013.
(3)	Amounts based on the terms of the offer letter agreement entered into by Mr. Willis and the Company in April 2014.

Confidential Information, Secrecy and Invention Agreements

Each of our named executive officers has entered into a standard form agreement with respect to confidential information, secrecy and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Rule 10b5-1 Trading Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Rule 10b5-1 provides criteria under which such an individual may establish a prearranged plan to buy or sell a specified number of shares of a company’s stock over a set period of time. Any such plan must be entered into in good faith at a time when the individual is not in possession of material, nonpublic information. If an individual establishes a plan satisfying the requirements of Rule 10b5-1, such individual’s subsequent receipt of material, nonpublic information will not prevent transactions under the plan from being executed. Certain of our officers have advised us that they have or may enter into stock sales plans for the sale of shares of our common stock which are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the Company.

Employee Benefit and Stock Plans

Amended and Restated 2010 Stock Incentive Plan

Background

Since the closing of our initial public offering on February 14, 2011, equity awards are only granted pursuant to our 2010 Plan, which received stockholder approval on February 4, 2011, and became effective on the closing of our initial public offering. Our stockholders approved the 2010 Plan primarily in order to enable us to satisfy NASDAQ listing requirements, and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Code. Section 162(m) generally limits the corporate income tax deduction to $1,000,000 annually for the nonperformance-based compensation paid to each of the Chief Executive Officer and the three other highest paid executive officers of the Company (other than the Chief Financial Officer).

No awards under the 2010 Plan occurred before the closing of our initial public offering. The 2010 Plan authorizes discretionary awards in the form of stock options, stock appreciation rights (“SARs”), restricted shares or units, unrestricted shares, deferred share units, performance awards and dividend equivalent rights. Our Board believes that the 2010 Plan is an important factor in attracting, retaining and motivating employees, consultants and directors of the Company and its affiliates, collectively referred to herein as eligible persons. Our Board believes that we need the flexibility, acting primarily through the Compensation Committee, both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

On June 6, 2013, our stockholders approved the amendment and restatement of the 2010 Plan to, among other things, increase the number of shares reserved for issuance under the 2010 Plan from 2,571,286 shares to 5,571,286 shares, modify the 2010 Plan’s vesting limitations provision and broaden the permissible performance measures for performance-based awards.

Share Reserve

We have reserved 5,571,286 shares of common stock for issuance under the 2010 Plan plus shares of common stock from awards that had been made under the 2006 Plan that are forfeited, cancelled, settled, or become unexercisable without the issuance of shares. At December 31, 2013, there were 3,261,783 shares available for grant under the 2010 Plan. We do not expect to receive cash consideration for the granting of awards under the 2010 Plan. However, if a stock option were to be exercised, we would receive the exercise price for the shares being purchased, unless the exercise occurs pursuant to a cashless alternative that we approve.

Outstanding Award Type	Number of Shares subject to outstanding awards under the 2010 Plan as of December 31, 2013
Stock Options	1,253,474
Restricted Shares (unvested)	791,389

Administration

Administration of the 2010 Plan will be carried out by our Compensation Committee; provided that our Board may act in lieu of the Compensation Committee at any time. If and to the extent permitted by applicable law, our Compensation Committee or our Board may authorize one or more executive officers to make awards under the 2010 Plan to eligible persons other than themselves. As used in this summary, the term administrator means the Compensation Committee, or the Board or its delegate if acting in lieu of the committee. With respect to decisions involving an award intended to satisfy the requirements of Section 162(m) of the Code, the administrator is to consist solely of two or more directors who are “outside directors” for purposes of that Code section, and with respect to awards to individuals subject to Section 16 of the Exchange Act, the administrator is to consist solely of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The 2010 Plan provides that we and our affiliates will indemnify members of the administrative committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the 2010 Plan. The 2010 Plan will release these individuals from liability for good faith actions associated with the 2010 Plan’s administration.

Subject to the terms of the 2010 Plan, the administrator has express authority to determine the eligible persons who will receive awards, the number of shares of our common stock to be covered by each award, and the terms and conditions of awards. The administrator has broad discretion to prescribe, amend and rescind rules relating to the 2010 Plan and its administration, to interpret and construe the 2010 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2010 Plan. Within the limits of the 2010 Plan, the administrator may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel or renew any awards. In addition, the administrator may buy-out, or replace, any award, including a stock option or SAR having an exercise price that is above the current fair market value of the underlying shares, with stockholder approval being generally required if options or SARs are granted or modified as part of a re-pricing.

Awards under the 2010 Plan vest on a pro rata basis over a period of not less than three years, or, for performance awards, a period of not less than one year from the commencement of the performance evaluation period. Awards that result in the total issuance of up to 15% of the shares available (as adjusted under certain other plan provisions) may be granted without respect to the plan’s minimum vesting limitations.

Types of Awards

The administrator may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, and may grant all other awards to any eligible persons. Stock options granted under the 2010 Plan will provide award recipients, or participants, with the right to purchase shares of our common stock at a predetermined exercise price. The administrator may grant stock options that are intended to qualify as ISOs or that are not intended to so qualify, which we refer to as Non-ISOs. The 2010 Plan also provides that ISO treatment may not be available for stock options that become first exercisable in any calendar year to the extent the value of the shares that are the subject of the stock option exceeds $100,000, based upon the fair market value of the shares of our common stock on the option grant date.

A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The administrator may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage.

The exercise price of ISOs, Non-ISOs and SARs may not be less than 100% of the fair market value, on the grant date, of the shares of our common stock subject to the award, although the exercise price of ISOs may not be less than 110% of such fair market value for participants who own more than 10% of our shares of common stock on the grant date. To the extent vested and exercisable in accordance with the agreement granting them, a stock option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to stock options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or a combination of them; cash or check in U.S. dollars, certain shares of our common stock or a cashless exercise under a program the administrator approves.

The term over which participants may exercise stock options and SARs may not exceed 10 years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock. During the term of the 2010 Plan, no participant may receive stock options and SARs that relate to more than 20% of the maximum number of shares of our common stock that are authorized for awards under the 2010 Plan.

Under the 2010 Plan, the administrator may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant restricted stock units (“RSUs”) which represent the right to receive shares of our common stock after certain vesting requirements are met (or cash under certain circumstances), and may grant unrestricted shares as to which the participant’s interest is immediately vested. For restricted awards, the 2010 Plan provides the administrator with discretion to determine the terms and conditions under which a participant’s interests in such awards become vested. The 2010 Plan also authorizes awards of deferred share units in order to permit certain directors, officers, consultants or select members of management to defer their receipt of compensation that would otherwise be payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and RSUs. Deferred share units represent a future right to receive shares of our common stock.

Under the 2010 Plan, the administrator may grant performance-based awards in the form of performance units that the administrator may, or may not, designate as “performance compensation awards” that are intended to be exempt from Section 162(m) limitations. In either case, performance units will vest and/or become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units will be payable in shares of common stock, cash or some combination of the two, subject to an individual participant limit, per performance period, of $2,000,000 (determined at the time of award) and 20% of the maximum number of shares of our common stock that are authorized for awards under the 2010 Plan. The administrator will decide the length of performance periods, pursuant to the terms of the 2010 Plan.

With respect to performance compensation awards, the 2010 Plan requires that the administrator specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Section 162(m) of the Code. Under the 2010 Plan, the possible performance measures for performance compensation awards will be limited for one or more of the following, applied in total or on a per share basis: income or profit, including but not limited to basic, diluted, or adjusted earnings per share, earnings before interest, taxes, and/or other adjustments (in total or on a per share basis), basic or adjusted net income, gross margin, or similar income or profit measure; returns on equity, assets, capital, revenue or similar return measure; economic profit, economic value added, or similar measure of residual income; revenues or sales; working capital; cash usage; total stockholder return; and costs, product development, technology development, market share, research, securement of intellectual property rights, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units.

Each performance measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the administrator and, if so determined by the administrator, and in the case of a performance compensation award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative. As a condition to the issuance of shares of our common stock pursuant to awards, the 2010 Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.

Finally, the 2010 Plan authorizes the awarding of dividend equivalent rights to any eligible person. These rights may be independent of other awards, or attached to awards (other than stock options and SARs), and in all cases represent the participant’s right to receive cash payments or additional awards related to any dividends that we declare and pay to our stockholders during the term of the dividend equivalent right. Unless an award agreement provides otherwise, the distributions attributable to dividend equivalent rights that are attached to other awards shall occur when shares of our common stock are issued to settle the underlying award.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the administrator permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the administrator.

Adjustments of Awards

The administrator will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted, or that have been returned to the 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the administrator may provide in substitution for any or all outstanding options under the 2010 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2010 Plan.

Change in Control

In addition, in the event or in anticipation of a change in control, as defined in the 2010 Plan, the administrator may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

Unless an award agreement provides otherwise, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2010 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant’s termination. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our Board to exercise any discretion that the Board may exercise in the case of a change in control.

Term

The term of the 2010 Plan is 10 years from February 14, 2011. Our Board may, from time to time, amend, alter, suspend, discontinue, or terminate the 2010 Plan; provided that no amendment, suspension or termination of the 2010 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the administrator. An amendment will not become effective without the approval of our stockholders if it either allows for a “re-pricing” within the meaning of federal securities laws, or increases the number of shares of common stock that may be issued under the 2010 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the administrator may amend the 2010 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

2006 Omnibus Securities and Incentive Plan, as Amended

Background

Our 2006 Plan was adopted by our Board, and approved by our stockholders, in January 2006. The 2006 Plan was last amended on June 2, 2010. The 2006 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and any parent or subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted and unrestricted stock awards, stock appreciation rights, performance stock awards and other stock awards to our employees, directors and consultants and any parent or subsidiary corporations’ employees, directors and consultants.

After the adoption of our 2010 Plan in February 2011, no further option grants will be made under the 2006 Plan and, to the extent outstanding awards under the 2006 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2010 Plan. However, our 2006 Plan will continue to govern the terms and conditions of outstanding awards granted thereunder. At December 31, 2013, a total of 1,618,089 shares of Gevo common stock were reserved for issuance upon the exercise of stock options outstanding under the 2006 Plan.

Administration

Our Board, or a committee thereof appointed by our Board, has the authority to administer the 2006 Plan and the awards granted under it. Under the 2006 Plan, the administrator has the power to determine the terms of the awards, including the employees, directors and consultants who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards, and the form of consideration payable upon exercise. Our Board may alter, amend or terminate the 2006 Plan at any time.

However, no alteration or amendment can be made which would materially and adversely affect the rights of a holder of an outstanding award without the consent of such holder. Upon adoption of our 2010 Plan, no additional awards can be made from our 2006 Plan and the 171,931 shares of our common stock that had been available, but not awarded, under our 2006 Plan were cancelled.

Stock Options

In general, the duration of a stock option granted under the 2006 Plan cannot exceed 10 years, and the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. However, no stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of our total combined voting power or the total combined voting power of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of our common stock on the date of grant and (ii) the term of the stock option does not exceed five years from the date of grant.

Incentive stock options may be granted only to our employees and any parent or subsidiary corporations’ employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000.

If an employee’s or director’s service relationship with us terminates other than by disability or death, or if a consultant’s service relationship with us terminates other than by death, the optionee may exercise the vested portion of any option during a period of time not to exceed 60 days following the termination of service, or such longer period as specified in the optionee’s option agreement. If an employee’s or director’s service relationship with us terminates by disability or death, or if a consultant’s service relationship with us terminates by death, the optionee, or such optionee’s designated beneficiary, as applicable, may exercise the vested portion of any option during a period of time not to exceed six months following the termination of service, or such longer period as specified in the optionee’s option agreement. Shares of common stock representing any unvested portion of the option on the date of termination shall immediately cease to be issuable and shall become available for issuance under the 2006 Plan. If, after termination, the optionee does not exercise the option within the time period specified, the option shall terminate and the shares of common stock covered by such option will become available for issuance under the 2006 Plan.

Transferability

Unless the administrator provides otherwise, the 2006 Plan generally does not allow for the transfer of awards under the 2006 Plan other than by will, the laws of descent and distribution or, in certain circumstances, by gift or domestic relations order to family members.

Corporate Transactions

If there is a transaction or event which changes our stock that does not involve our receipt of consideration, the administrator of the 2006 Plan shall, as appropriate, adjust the class and the maximum number of shares subject to the 2006 Plan and/or the class, number of securities and exercise price of shares subject to outstanding awards. In the event of any other transaction or event which changes our stock, including, without limitation, a recapitalization, reorganization, merger, or consolidation, the administrator may, in its discretion, make such adjustments to the 2006 Plan, any outstanding awards under the 2006 Plan and any award agreements evidencing such awards as it shall deem appropriate, including, without limitation, adjustments to the number and exercise price of shares or other consideration subject to outstanding awards.

Employee Stock Purchase Plan

Background

We have adopted and implemented an employee stock purchase plan designed to enable eligible employees to periodically purchase shares of our common stock at a discount. Purchases will initially be accomplished through participation in discrete semi-annual offering periods, at purchase prices that are 15% below the lesser of the fair market value of our common stock on (i) the first trading day of the applicable purchase period and (ii) the last trading day of the applicable purchase period. Our employee stock purchase plan, which is intended to qualify as an employee stock purchase plan under Section 423 of the Code, received stockholder approval on February 4, 2011.

Share Reserve

We have reserved 1,285,643 shares of our common stock for issuance under our employee stock purchase plan, of which 1,183,371 shares were available for future issuance as of December 31, 2013.

Administration

Our Compensation Committee will administer our employee stock purchase plan. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in our employee stock purchase plan, are ineligible to participate in our employee stock purchase plan. We may impose additional restrictions on eligibility as well. Under our employee stock purchase plan, eligible employees will be able to acquire shares of our common stock by accumulating funds through payroll deductions. Our eligible employees will be able to select a rate of payroll deduction between 1% and 10% of their eligible cash compensation. We will also have the right to amend or terminate our employee stock purchase plan, except that, subject to certain exceptions, no such action may adversely affect any outstanding rights to purchase stock under the plan. Our employee stock purchase plan will terminate on the tenth anniversary of our initial public offering, unless it is terminated earlier by our Board.

Purchase Rights

When an offering period commences, our employees who meet the eligibility requirements for participation in that offering period will be automatically granted a non-transferable option to purchase shares in that offering period. An employee’s participation will automatically end upon termination of employment for any reason.

No participant will have the right to purchase our shares at a rate which, when aggregated with purchase rights under all our employee stock purchase plans that are also outstanding in the same calendar year(s), have a fair market value of more than $25,000, determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the participant, for each calendar year in which such right is outstanding. The purchase price for shares of our common stock purchased under our employee stock purchase plan will initially be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of each purchase period in the applicable offering period.

Change in Control

In the event of a corporate transaction (as defined in our employee stock purchase plan), the offering period for such purchase rights will be shortened and end on a new purchase date immediately prior to the consummation of the corporate transaction, and no new offering period will commence.

401(k) Plan

Effective January 2006, we implemented a 401(k) plan covering certain employees. Currently, all of our full-time employees over the age of 21 are eligible to participate in the 401(k) plan after completion of three months of service, subject to quarterly entry dates. Under the 401(k) plan, eligible employees may elect to reduce their current compensation by up to the prescribed annual limit and contribute these amounts to the 401(k) plan. In 2011 and 2012, we matched 100% of each eligible employee’s contributions, up to 5% of each eligible employee’s compensation. Effective January 1, 2013, we ceased to match employee contributions to the 401(k) plan. The 401(k) plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) plan, and income earned on the 401(k) plan contributions, are not taxable to employees until withdrawn from the 401(k) plan. The trustees under the 401 (k) plan, at the direction of each participant, invest the 401(k) plan funds in selected investment options.

Director Compensation

In May 2010, our Board adopted standard director compensation policies. Under these policies, each of our non-employee directors is entitled to an annual cash retainer of $50,000, with an additional annual cash retainer of $10,000 for service as Chair of our Audit Committee. In addition, we reimburse all of our directors for the reasonable expenses incurred in connection with their attendance at Board or committee meetings. Each non-employee director is entitled to receive an equity grant upon his or her appointment to the Board and is also eligible to receive annual equity grants.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2013.

Name	Fees earned or paid in cash($)	Option awards ($)(1)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Shai Weiss(2)	—	—	—	—	—
Carlos A. Cabrera	50,000	7,391	60,576	—	117,967
Ruth Dreessen(3)	60,000	7,391	60,576	—	127,967
Samir Kaul(4)	64,583	6,419	52,884	—	123,886
Ganesh M. Kishore, Ph.D.	50,000	7,391	60,576	—	117,967
Gary W. Mize	50,000	7,391	60,576	—	117,967
Stacy J. Smith	50,000	7,391	60,576	—	117,967
Bruce A. Smith	50,000	7,391	60,576	—	117,967

(1)	The amounts in the “Option awards” and “Stock awards” columns reflect the aggregate grant date fair value of awards granted during the year ended December 31, 2013 in accordance with FASB ASC Topic 718. The assumptions used by us with respect to the valuation of option awards are set forth in Note 11 to our consolidated financial statements, which are included in our Annual Report on Form 10-K.
(2)	Mr. Weiss declined all compensation for his service as director during 2013.
(3)	Fees paid include an additional $10,000 paid to Ms. Dreessen as compensation for her service as Chair of the Audit Committee.
(4)	Mr. Kaul was appointed to our Board in March 2013. The amount paid in 2013 reflected his service period from March 2013 to June 2013 and from June 2013 through June 2014. Fees paid to other directors reflected the service period from June 2013 through June 2014.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2013:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)
Equity Compensation Plans Approved by Stockholders
2010 Plan and 2006 Plan(1)	2,871,563	$5.15	3,261,783
Employee Stock Purchase Plan	—	$—	1,183,371
Equity Compensation Plans not Approved by Stockholders’	—	—	—

Total	2,871,563	$5.15	4,445,154

(1)	After the adoption of our 2010 Plan in February 2011, no further option grants will be made under the 2006 Plan and, to the extent outstanding awards under the 2006 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2010 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 30, 2014 by:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Gevo, Inc., 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

This table is based upon information supplied by our officers, directors and the Schedules 13D and 13G that have been filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 30, 2014 through the exercise of any stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares and we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 68,858,219 shares of common stock outstanding on April 30, 2014.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders & Affiliates:
Vinod Khosla and/or affiliates of Khosla Ventures(1)	11,691,662	16.4%
Entities affiliated with Virgin Green Fund I, L.P.(2)	3,452,444	4.9%
Total Energy Ventures International(3)	6,894,111	9.7%
683 Capital Management, LLC(4)	3,750,548	5.2%
Malaysian Life Sciences Capital Fund Ltd.(5)	2,412,165	3.5%

Named executive officers and directors:
Patrick R. Gruber, Ph.D.(6)	1,497,660	2.2%
Mike Willis(7)	86,630	*
Christopher Ryan, Ph.D.(8)	649,122	*
Brett Lund, J.D., M.B.A.(9)	278,256	*
Greg Roda(10)	48,995	*
Shai Weiss(11)	3,454,482	4.9%
Ganesh M. Kishore, Ph.D.(12)	2,556,622	3.7%
Samir Kaul(13)	140,229	*
Carlos A. Cabrera(14)	72,796	*
Bruce A. Smith(15)	161,942	*
Stacy J. Smith(16)	114,834	*
Gary W. Mize(17)	105,711	*
Ruth I. Dreessen(18)	88,626	*
All executive officers and directors as a group (thirteen persons)	9,255,905	13.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes: (i) 4,966,917 shares held by Khosla Ventures I, LP (“KV I”); (ii) 3,143,174 shares held by Khosla Ventures III, LP (“KV III”); (iii) 1,111,111 shares held by KFT Trust, Vinod Khosla as Trustee (“KFT”); (iv) 77,142 shares held by VK Services, LLC; (v) 1,111,111 shares of common stock issuable within 60 days of April 30, 2014 upon exercise of warrants held by KV III; (vi) 1,111,111 shares of common stock issuable within 60 days of April 30, 2014 upon the exercise of warrants held by KFT; (vii) 8,208 shares of common stock issuable to Samir Kaul pursuant to stock options exercisable within 60 days of April 30, 2014; and (viii) 164,929 shares which are held by members or affiliates of members of Khosla Ventures Associates I, LLC (including Mr. Kaul), subject to the right of Khosla Ventures I, LP to exercise voting and investment control over such shares. Khosla Ventures Associates I, LLC (“KVA I”) is the general partner of KV I and Khosla Ventures Associates III, LLC (“KVA III”) is the general partner of KV III. Mr. Kaul is a member of each of KVA I and KVA III, and may be held to have voting and dispositive power over the shares beneficially held by Khosla Ventures and its affiliates. Mr. Kaul disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Kaul, Mr. Khosla and the entities affiliated with Khosla Ventures is 2128 Sand Hill Road, Menlo Park, CA 94025.
(2)	Based in part on information contained in a Schedule 13D filed with the SEC by Virgin Green Fund on February 18, 2011. Virgin Green Fund has sole voting and dispositive power over all shares, except that VGF Partners I, L.P. (the “Direct General Partner”), the general partner of Virgin Green Fund, may be deemed to have sole power to vote or dispose of all shares; VGF I Limited (the “Ultimate General Partner”), the general partner of the Direct General Partner, may be deemed to have sole power to vote or dispose of all shares; and each of Shai Weiss, Anup Jacob, Mark Poole, Niall Ritchie and Stephen Murphy, directors of the Ultimate General Partner, may be deemed to have shared power to vote or dispose of all shares. Includes 328,156 shares issuable pursuant to common stock warrants exercisable within 60 days of April 30, 2014 (based on the 4.99% beneficial ownership limitation applicable to conversion of the Warrants issued by the Company in December 2013). The address for Virgin Green Fund and Mr. Weiss is c/o VGF Advisers (UK) LLP, The Battleship Building, 179 Harrow Road London W2 6NB.
(3)	Includes 2,222,222 shares issuable pursuant to common stock warrants exercisable within 60 days of April 30, 2014. The address for Total Energy Ventures International is 2, place Jean Millier — La Défense 6, 92078 Paris la Défense Cedex France.
(4)	Based in part on information contained in a Schedule 13G/A filed with the SEC by 683 Capital Management, LLC (“683 Capital”) on April 24, 2014. Represents shares that would be issued to 683 Capital upon conversion of the Company’s Convertible Notes. The address for 683 Capital is 3 Columbus Circle, Suite 2205 New York, NY 10019.
(5)	Includes 370,370 shares issuable pursuant to common stock warrants exercisable within 60 days of April 30, 2014. The address for Malaysian Life Sciences Capital Fund (“Malaysian Life Sciences”) is No. 36-01, level Menara Dion, 27, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.
(6)	Represents 1,102,948 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2014.
(7)	Includes 64,815 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014.
(8)	Represents 270,747 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2014.
(9)	Represents 148,490 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2014.
(10)	Includes 17,056 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014.
(11)	Shai Weiss is a partner of Virgin Green Fund and may be held to have voting and dispositive power over the shares beneficially held by the fund. Mr. Weiss disclaims beneficial ownership of the shares held by Virgin Green Fund and VGF Advisers (US) LLC, except to the extent of his pecuniary interest therein. Includes 311,675 shares issuable pursuant to common stock warrants exercisable within 60 days of April 30, 2014 (based on the 4.99% beneficial ownership limitation applicable to conversion of the Warrants issued by the Company in December 2013).
(12)

Includes 425,532 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014. Ganesh M. Kishore, Ph.D. is the Chief Executive Officer of Malaysian Life Sciences and may be held to have voting and dispositive power over the shares beneficially held by

Malaysian Life Sciences. Dr. Kishore disclaims beneficial ownership of the shares held by Malaysian Life Sciences, except to the extent of his pecuniary interest therein. The address for Malaysian Life Sciences is No. 36-01, level Menara Dion, 27, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.
(13)	Includes 8,208 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2014. The address for Mr. Kaul is 2128 Sand Hill Road, Menlo Park, CA 94025.
(14)	Includes 30,538 shares issuable pursuant to stock options exercisable within 60 days of April 30, 2014.
(15)	Includes 67,647 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014.
(16)	Includes 49,057 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014.
(17)	Includes 41,340 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014.
(18)	Includes 31,414 shares issuable pursuant to common stock warrants and stock options exercisable within 60 days of April 30, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in Gevo, Inc. common stock during the year ended December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Transactions with Related Persons

Except as set forth below, there have been no transactions, since January 1, 2013, to which we were a party or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment Arrangements” and “Director Compensation” above.

In December 2013, we paid $140,000 in legal fees incurred by Total Energy Ventures International in connection with its participation in our offering of common stock units. Total Energy Ventures International is the beneficial owner of more than 5% of our outstanding common stock.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or other proxy materials, please (1) notify your broker, (2) direct your written request to Gevo, Inc., c/o Secretary, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112 or (3) call Investor Relations at (303) 858-8358. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their brokers. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the Notice or other proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, a stockholder’s proposal must be received by us no later than February 23, 2015 and must otherwise comply with Rule 14a-8 under the Exchange Act. Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 90th day nor earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2015 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

DOCUMENTS INCORPORATED BY REFERENCE

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Exchange Act, we are “incorporating by reference” into this proxy statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this proxy statement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference into this proxy statement the following documents filed with the SEC (Commission File No. 001-35073), and any future documents that we file with the SEC prior to our annual meeting, excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013; and

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014.

We will provide to any stockholder entitled to vote at our Annual Meeting, at no charge, a copy of our Annual Report on Form 10-K, including the financial statements contained in the Form 10-K, and any other documents incorporated by reference in this proxy statement. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. Requests should be directed to: Gevo, Inc., Attention: Investor Relations, 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado, 80112, telephone (303) 858-8358.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Patrick R. Gruber, Ph.D.
Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

GEVO, INC.

July 3, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Annual Report, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/16912
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 20330030030000000000 0	070314

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD’S DIRECTOR NOMINEES

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. To elect the following three nominees as Class I members of the Company’s Board of Directors to serve for a three-year term:				2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 250,000,000.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Ruth Dreessen O Patrick Gruber, Ph.D. O Ganesh Kishore, Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

				4.

To approve, for purposes of the rules of The NASDAQ Stock Market LLC, the potential issuance of more than 19.99% of the Company’s outstanding common stock upon conversion of its 10% Convertible Senior Secured Notes due 2017.

						☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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GEVO, INC.

Proxy for Annual Meeting of Stockholders on July 3, 2014

Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Patrick R. Gruber and Mike Willis, and each of them, with full power of substitution and power to act alone, as attorneys and proxies of the undersigned to vote all of the shares of Common Stock of Gevo, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on July 3, 2014, at 2:00 p.m., local time, at the Company’s offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, Colorado 80112, and at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, the shares will be voted in accordance with the recommendations of the Board of Directors.

(Continued and to be signed on the reverse side.)

¢	14475	¢